UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Blount International, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 27, 2010

TO THE STOCKHOLDERS OF BLOUNT INTERNATIONAL, INC.:

The Annual Meeting of Stockholders of Blount International, Inc. (the “Corporation”) will be held at 10:00 A.M. P.D.T. on Thursday, May 27, 2010, in the Dogwood Room of the Corporation’s headquarters at 4909 SE International Way, Portland, Oregon 97222 for the following purposes:

1.	To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified;

2.
To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2010; and

3.	To transact such other business as may properly come before the Annual Meeting of Stockholders to be held on May 27, 2010, or any adjournment thereof (the “Meeting”).

The Board of Directors has fixed the close of business on Monday, March 29, 2010, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.  ALTERNATIVELY, YOU MAY VOTE ONLINE AT www.investorvote.com.

By Order of the Board of Directors,

RICHARD H. IRVING, III
Senior Vice President, General Counsel
and Secretary
4909 SE International Way
Portland, OR 97222
April 27, 2010
The Proxy Statement and Annual Report to Shareholders are available at:

http://www.shareholdermaterial.com/blount/

BLOUNT INTERNATIONAL, INC.
4909 SE International Way
Portland, Oregon 97222
503-653-8881

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
to be held
May 27, 2010

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the “Board”) of Blount International, Inc., a Delaware corporation, of your proxy for use at the Meeting, or at any adjournment thereof.  It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about April 27, 2010.

Shares represented by each properly signed proxy on the accompanying form received by the Corporation in time to permit its use at the Meeting will be voted at the Meeting.  Alternatively, you may also register your vote online at www.investorvote.com.  However, you may revoke your proxy at any time prior to the actual voting thereof by giving notice in writing to the Secretary of the Corporation or by voting a subsequently dated proxy.  If a specification is made, the shares will be voted in accordance with the specification.  If a proxy is signed but no specification is made on the proxy, the shares represented by the proxy will be voted as recommended by the Board with respect to Proposals 1 and 2.  The presence of a stockholder at the Meeting does not revoke his or her proxy; however, at the Meeting, there will be an opportunity for a stockholder in attendance to revoke his or her proxy and vote in person if he or she so requests.

Please note that, except where expressly stated otherwise, the information provided in this Proxy Statement constitutes the aggregation of such information as it related to Blount, Inc. prior to November 4, 1995 and to Blount International, Inc. after November 3, 1995.  As of the close of business on November 3, 1995, as a result of a reorganization, Blount, Inc. merged with a wholly-owned subsidiary of Blount International, Inc. and became a wholly-owned subsidiary of Blount International, Inc.  The stock of Blount, Inc. prior to the reorganization had been traded on the American Stock Exchange.  The stock of Blount International, Inc. has been traded on the New York Stock Exchange, Inc. (“NYSE”) since the reorganization.

Please also note that as the result of a merger and recapitalization, which involved the Corporation and a subsidiary of Lehman Brothers Merchant Banking Partners II, L.P. (“LBMBP II”) and was completed on August 19, 1999, the Corporation issued cash and shares in a single class of common stock in exchange for the delivery and cancellation of its former Class A and Class B common shares.  Throughout this document, this transaction is referred to as the “Merger and Recapitalization.”

Further, please note that on December 20, 2004, LBMBP II and its affiliates completed a secondary offering of 11,225,492 shares of the Corporation’s common stock.  As a result of this transaction, for the first time since August 19, 1999, the closing date for the Merger and Recapitalization, LBMBP II and its affiliates no longer controlled fifty percent (50%) or more of the Corporation’s common stock.  “Control” includes shares owned by or attributed to LBMBP II and its affiliates under applicable federal securities law.  Throughout this document, this transaction is referred to as the “Change-in-Control.”

VOTING SECURITIES
Record Date and Vote Required

The Board has fixed the close of business on Monday, March 29, 2010, as the record date for determining stockholders entitled to notice of and to vote at the Meeting.  Holders of shares of the Corporation’s single class of common stock as of the record date are entitled to vote at the Meeting by proxy or in person.  As of such date, the Corporation had 48,209,361 shares issued, 382,380 shares held in treasury and 47,826,981 shares outstanding.  There are no cumulative voting or preemptive rights.

The holders of common stock are entitled to one vote per share to elect the Directors and are entitled to one vote per share with respect to any other matter properly presented at the Meeting.

Directors are elected by the affirmative vote of a majority of the shares voted in the election, as distinct from a majority of shares outstanding.  Similarly, except for certain special proposals, such as one to amend the Certificate of Incorporation, none of which is currently scheduled to come before the Meeting, the affirmative vote of a majority of the shares cast in the election is required to approve any other proposal properly presented at the Meeting, including Proposal 2, which is the only other proposal currently scheduled for the Meeting in addition to the election of Directors.

PRINCIPAL STOCKHOLDERS
To the best knowledge of the Corporation, the following table sets forth, as of March 29, 2010,* information concerning: (a) beneficial ownership of more than 5% of the common stock of the Corporation by certain persons (other than Director nominees) and (b) beneficial ownership of common stock of the Corporation by (i) each Director nominee, (ii) each Executive Officer named in the Summary Compensation Table other than Director nominees and (iii) all Director nominees and Executive Officers of the Corporation as a group.  Except as otherwise indicated, all beneficial ownership stated in the table represents sole voting and investment power.

Name and Address of Beneficial Owners		Shares Beneficially Owned	Percent of Total Shares	60-Day Options (# shares) (1)

(a)	Holders of more than 5% common stock (other than Director nominees and Executive Officers named in the Summary Compensation Table)
	First Eagle Investment Management LLC 1345 Avenue of the Americas New York, NY 10105	11,830,553	24.74%
	Fidelity Management & Research Company 82 Devonshire Street Boston, MA 02109	5,210,553	10.89%
	Lehman Brothers Holdings Inc. 745 Seventh Avenue New York, NY 10019	4,718,999	9.87%
	BlackRock Institutional Trust Company 400 Howard Street San Francisco, CA 94105	3,063,691	6.41%
	Gates Capital Management 1177 Avenue of the Americas New York, New York 10036	3,003,229	6.28%
(b)(i)	Director Nominees
	Robert E. Beasley, Jr.	0
	R. Eugene Cartledge	45,959	**
	Andrew C. Clarke	0
	Joshua L. Collins	10,000	**
	Thomas J. Fruechtel	14,446	**
	E. Daniel James	(2) 7,653	**
	Robert D. Kennedy	30,000	**
	Harold E. Layman	17,411	**

(ii)	Executive Officers named in the Summary Compensation Table (other than Director Nominee) and Retired CEO***
	Calvin E. Jenness	(5)(6) 29,522	**	129,000
	James S. Osterman***	21,305	**	439,400
	Kenneth O. Saito	(5) 32,220	**	215,655
	Russell L. German	(5) 0	**	0
	Richard H. Irving, III	(5) 77,184	**	115,000

(iii)	All Director nominees, Executive Officers and Retired CEO as a group	(3)(4)(6) 337,912	**	(3)(4)1,025,889

(*)
The holdings of the stockholders who beneficially own 5% or more of the Corporation’s common stock are based on filings with the United States Securities and Exchange Commission (“SEC”) as of March 31, 2010.  Additionally, to conform to valuation dates established by the Plan administrator, December 31, 2009 has been used for allocating the shares held by the Blount Retirement Savings Plan, a 401(k) plan, attributable to Messrs. Irving and Layman.  The difference between the number of shares so attributed on such date and those that would be so attributed on March 31, 2010 is immaterial.

(**)	Less than 1.0% of total shares.
(***)
As of the close of business on December 18, 2009, Mr. James S. Osterman retired as an employee of the Corporation after serving more than fifty years and resigned his position as Chief Executive Officer (“CEO”).  He remains as an non- employee Chairman of the Board until the Meeting.  His salary, bonus and equity awards are included on this Proxy Statement as a former Executive Officer and not as a Director, a post for which he is not standing.  His compensation elements for 2009 were higher than any of the Named Executive Officers (“NEOs”); therefore, three Other Executive Officers, in addition to Mr. Collins as CEO and Mr. Jenness as Chief Financial Officer (“CFO”), both required to be disclosed under SEC regulations, who were serving as of December 31, 2009 are shown to comprise the requisite five NEOs.

(1)
Under applicable rules of the SEC, beneficial ownership by principal stockholders of certain types of instruments that can be converted into shares of common stock within 60 days from the date of this Proxy Statement are required to be included in this table.  Numbers in this column represent granted and fully-vested options, Stock Appreciation Rights (“SARs”), Restricted Stock Awards (“RSAs”) and Restricted Stock Units (“RSUs”) held respectively by each of the individuals shown above that can be exercised or otherwise vest within such period for the number of shares indicated.

(2)
Mr. James was a Managing Director of Lehman Brothers Inc. during a part of 2009 and may be deemed to share beneficial ownership of the shares of common stock shown as beneficially owned by Lehman Brothers Holdings Inc. and its affiliates (collectively, “Lehman Brothers,” unless specified to the contrary).  Mr. James disclaims beneficial ownership of all such shares.

(3)
See Footnote (2) with respect to 4,718,999 shares that may be attributable to Mr. James, and have been included in the total.  Mr. James disclaims any beneficial ownership with respect to these shares.  If these shares are included in Mr. James’ total, the number of shares held by Director Nominees, Executive Officers and a Retired CEO would be 5,056,911 shares, or 10.6% of the shares outstanding as of the record date.  If these 4,718,999 shares not included, the remaining 337,912 shares beneficially owned by the Director nominees, NEOs, a Retired CEO and five additional Executive Officers would constitute 0.71% of the total shares outstanding as of the record date.  (The shares listed under the 60-day Options column have not been included in either calculation.)  For purposes of the Table, it is assumed that Mr. James’ disclaimer of beneficial ownership is effective.

(4)
The total shares figure and the total 60-Day shares figure each represents, respectively, such shares held by the above eight Director Nominees and a former CEO, who retired as of December 18, 2009, the above four Executive Officers named in the Summary Compensation Table other than Director Nominees and five additional Executive Officers, a total of 18 individuals.  See also, footnote 3 above regarding the potential attribution to Mr. James’ shares and footnote *** regarding Mr. Osterman’s retirement.  109,998 shares of RSAs or RSUs that are owned by seven Executive Officers, three of whom are NEOs, and Mr. Osterman vested in March of 2010 or, for one NEO, in June 2009, and, for Mr. Osterman, on December 21, 2009 following his retirement on December 18, 2009.  These shares, net of the portion that was surrendered back to the 2006 Equity Incentive Plan (“2006 Equity Plan”), which is discussed below at Note 5, and any RSA that has not vested, which is discussed below at Note 6, have been included in the Shares Beneficially Owned column.  This net amount is 69,688 shares.

(5)
The share totals are net of shares surrendered back to the 2006 Equity Plan on March 15, 2010 and, for Mr. Saito, on June 3, 2009 regarding a second tranche, and, for Mr. Osterman, on December 21, 2009 following his retirement on December 18, 2009, for the purposes of paying income taxes upon the vesting of a tranche or tranches of RSAs or RSUs by 16 individuals, including the following Executive Officers:

Calvin E. Jenness	4,869	shares surrendered
James S. Osterman	17,962	shares surrendered (on 12/21/09)
Kenneth O. Saito	3,824	shares surrendered (2,996 on 3/15/10; 828 on 6/3/09)
Russell L. German	0	shares surrendered
Richard H. Irving, III	4,869	shares surrendered
Four Other Executive Officers	8,786	shares surrendered

On Mr. Osterman’s retirement as an employee on December 18, 2009, 50,666 shares of his equity grants vested.  In order to account for taxes due on the vesting of these RSAs and RSUs, he surrendered 17,962 shares as of December 21, 2009.  The net remaining 32,704 shares are counted in the total shares above.

(6)
RSAs, as distinct from RSUs, are considered issued and outstanding at the date of grant, though the shares remain subject to forfeiture until vested.  Accordingly, the shares shown under “Shares Beneficially Owned” for the following individuals include the following number of unvested restricted stock award shares that remain subject to forfeiture until vested:

Calvin E. Jenness	7,000	shares
Four Other Executive Officers	8,786	shares

ELECTION OF DIRECTORS

PROPOSAL 1
Directors

The By-laws of the Corporation, which may be amended by the Board, presently provide that the number of Directors that constitutes the whole Board be fixed from time to time by a vote of a majority of the whole Board.  Since January 2, 2005, the full Board has consisted of eight members.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD INTENDS TO NOMINATE AND TO VOTE ALL PROXIES RECEIVED BY THE BOARD FOR THE ELECTION OF THE PERSONS NAMED BELOW AS DIRECTORS OF THE CORPORATION EXCEPT TO THE EXTENT CONTRARY INSTRUCTIONS ARE SPECIFIED BY STOCKHOLDERS IN PROXIES RECEIVED OR IN PERSON AT THE MEETING.

Each Director to be elected shall hold office until the next Annual Meeting of Stockholders of the Corporation or until his successor is elected and qualified or until his earlier resignation or removal.  Should any nominee fail to accept election, it is expected that the Board will cast all proxies received by it, as appropriate, in favor of the election of such other person for the office of Director as the Board may recommend.  The Board has no reason to believe that any of the persons named below will fail to accept election as a Director.  There were no arrangements or understandings between any Director and any other person pursuant to which such Director was or is to be selected as a Director.

Biographical Information

The following biographical information is furnished with respect to each nominee for election as Director at the Meeting:

ROBERT E. BEASLEY, JR., Age 64

Elected Director of the Corporation by the Board of Directors to fill the Director vacancy created by the retirement of Mr. Eliot M. Fried, effective January 1, 2010.  Mr. Beasley is a member of the Nomination & Corporate Governance Committee.

Former Chairman, President and CEO of Hunter Fan Company of Memphis, Tennessee, a privately-held manufacturer of consumer and commercial ceiling fans and other consumer products, from 1991 until his retirement in 2007.  Formerly, President of Hunter Fan Division from 1989 through 1991.  Prior to that, Vice President of Marketing-Consumer Electronics for North American Philips Corporation of New York, New York, a publicly-held manufacturer and marketer of consumer, commercial and industrial products, from 1986 through 1989.

Mr. Beasley serves as a Director of Hunter Fan Company from 2007 to present.

Mr. Beasley is an “independent” Director under applicable NYSE and SEC rules and regulations. *

For the following reasons, the Board concluded that Mr. Beasley should serve as a Director of the Corporation in light of the Corporation’s business and structure at the time of the filing of this Proxy Statement.  An important part of the Corporation’s business involves products that are consumer-oriented and sold, among other channels, through “Big Box” retail centers or through full-servicing dealers.  Mr. Beasley has served the Hunter Fan Company for almost 20 years, most of which in the capacity as Chief Executive Officer.  He continues to serve on the Board of the Hunter Fan Company, which makes consumer and commercial ceiling fans and other consumer home products, the major channel of distribution for which is “Big Box” retail outlets.

* A more complete explanation of the determination of “independence” is set forth at page 15 below.

While at the Hunter Fan Company, Mr. Beasley also had extensive experience with off-shore sourcing and manufacturing, including extensively from China, an important fit with the Corporation’s interest in (1) producing chain, bar and accessories at its newest facility in China, (2) procuring important components and finished products for several different product lines, including lawn and garden accessories and concrete-cutting and construction components, and (3) dealing with growing Chinese competition in the chain and bar lines.

Mr. Beasley’s 32-plus years as a marketer of consumer durables aligns with the Corporation’s primary products, as well as with its proposed new product development.

R. EUGENE CARTLEDGE, Age 80.

Director since April 2002; Chairman of the Audit Committee since April 2002; Member of the Compensation Committee since February 2004; Member of the Nominating & Corporate Governance Committee from February 2005 to February 2010.  Formerly Director of the Corporation from September 1994 through August 19, 1999; formerly Chairman of the Compensation Committee and Member of the Acquisition, Audit and Executive Committees during this prior term.

Former Chairman of GrafTech International Ltd. of Parma, Ohio, a leading manufacturer of graphite and carbon products, from March 2005 until his retirement in February 2007; previously, Chairman of Savannah Foods & Industries, Inc. of Savannah, Georgia from 1996 until retirement in 1997; Chairman and Chief Executive Officer of Union Camp Corporation of Wayne, New Jersey from 1986 to 1994.

Mr. Cartledge formerly served on the Boards of Directors of GrafTech International Ltd. of Parma, Ohio; Delta Airlines, Inc. of Atlanta, Georgia; Sunoco, Inc. of Philadelphia, Pennsylvania; Chase Industries, Inc. of New York, New York and Formica Corp. of Warren, New Jersey until his retirement from the first in 2008, the second and third in 2002, from the fourth in 2003 and from the fifth in 2004.  Mr. Cartledge served on the Compensation and Nomination Committees for GrafTech International Ltd.

Mr. Cartledge is an “independent” Director under applicable NYSE and SEC rules and regulations.  *

For the following reasons, the Board concluded that Mr. Cartledge should serve as a Director of the Corporation in light of the Corporation’s business and structure at the time of the filing of this Proxy Statement.  Mr. Cartledge has served as a Chairman or CEO of three public companies, GrafTech International, Ltd., Savannah Foods & Industries, Inc. and Union Camp Corporation.  He has also served on numerous public company boards of directors, including GrafTech; Union Camp; Delta Airlines, Inc.; Sunoco, Inc.; Chase Industries, Inc. and Formica Corporation.  In addition, Mr. Cartledge has served two tenures as a member of the Corporation’s Board, from 1994 to August 19, 1999, the date of the Merger and Recapitalization involving Lehman Brothers, and from 2002 to the present.  This constitutes a total of over 13 years as a Director on the Corporation’s Board.  This knowledge of the Corporation and its businesses, as well as its several transformations, is unparalleled.

Mr. Cartledge’s vast experience as a Chairman, CEO or board member of a diverse group of public companies  make him a unique resource on matters involving corporate governance, corporate policy and ethics, finance, manufacturing and marketing.  His knowledge of the global forestry and papermaking industry is invaluable in helping the Corporation understand and market to this very important segment of the Corporation’s customer base for the Outdoor Products segment and gear component business.

* A more complete explanation of the determination of “independence” is set forth at page 15 below.

ANDREW C. CLARKE, Age 39

Elected by the Board of Directors on April 13, 2010 as a Director nominee to fill the vacancy that will be created by Mr. Osterman’s retirement from the Board, subject to the approval of the stockholders at the Annual Meeting.

Since 2006, President and Director, and CEO since 2007, of Panther Expedited Services, Inc. of Seville, Ohio, a premium logistic provider that focuses on the automotive, life sciences, governmental and manufacturing segments and that is controlled by Fenway Partners, a private equity firm.  Previously, Senior Vice President, Chief Financial Officer, Treasurer and Investor Relations, as well as Director, for Forward Air Corporation, a publicly-traded company, (2001-2006) or its subsidiary, Logtech Corporation (2000-2001), a diversified transportation services corporation.  Before that, Mr. Clarke worked in investment banking, including from 1998 to 2000 with Deutsche Bank Alex Brown and from 1993 through1996 with A.G. Edwards & Sons, Inc.

In addition to serving on the Board of Directors for Panther Expedited Services, Mr. Clarke served on the Boards of Directors of Forward Air Corporation from 2000 to 2006 and of Pacer International, Inc., a publicly-traded company engaged in third-party logistics services, from 2005 to August 2009.  He served as Chairman of the Audit Committee and member of the Compensation and Nominating & Corporate Governance Committees of Pacer.  He also serves on the Advisory Board of Competitive Cyclist, a web-based retailer to serious road and mountain bike enthusiasts.

Mr. Clarke is an “independent” Director under applicable NYSE and SEC rules and regulations. *

For the following reasons, the Board concluded that Mr. Clarke should serve as a Director of the Corporation in light of the Corporation’s business structure at the time of the filing of this Proxy Statement.  Mr. Clarke has served as CEO of one company, as CFO of a publicly-traded company and as a Director of three.  He qualifies as a “financial expert” as that term is defined under applicable SEC and NYSE rules and regulations, and he has chaired the Audit Committee of a publicly-traded company.  He has led two firms from a one-product focus to a diversified outlook that, together with his merger and acquisition investment banking experiences at A.G. Edwards, will assist the Corporation in its stated goal to grow and expand its business lines.  Finally, his experience with Internet sales systems, both at Logtech and at Competitive Cyclist, parallel the Corporation’s newly-instituted business-to-business Internet sales efforts for its product lines, especially its lawn and garden products.

JOSHUA L. COLLINS, Age 45.

Director since January 2005; Member of Compensation Committee from January 2005 to December 2005.  Member of the Nominating & Corporate Governance Committee from January 2008 to December 18, 2009.

Elected the Corporation’s Chief Executive Officer effective as of the close of business on December 18, 2009.  As a result of becoming CEO, Mr. Collins, who continues as a Director, resigned from the Nominating & Corporate Governance Committee of the Board.  Before that, Mr. Collins was elected President, Chief Operating Officer & CEO Designate as of October 19, 2009.

Previously, founder of Collins Willmott & Co. LLC, a private equity firm located in New York City, focused on providing growth capital to middle market companies in the industrial, consumer and energy sectors since January 2008; formerly, Principal of Lehman Brothers Merchant Banking from 2000 to January 2008, and Managing Director of Lehman Brothers Inc. from 2006 to January 2008;  Senior Vice President of Lehman Brothers Inc. from 2003 to January 2008; joined Lehman Brothers Merchant Banking in 1996.  Prior to joining Lehman Brothers, Mr. Collins served as an infantry officer and Captain in the United States Marine Corps.

* A more complete explanation of the determination of “independence” is set forth at page 15 below.

Mr. Collins also serves on the Board of Directors of Enduring Resources, LLC of Denver, Colorado, a private equity-backed producer of natural gas.  Formerly, Mr. Collins served on the Boards of Directors for Phoenix Brands LLC of Stamford, Connecticut; Evergreen Copyright Acquisitions, LLC of Nashville, Tennessee; Cross Group, Inc. of Houma, Louisiana; Superior Highwall Holding, Inc. of Beckley, West Virginia; Eagle Energy Partners I, LP of Houston, Texas and Mediterranean Resources, LLC of Austin, Texas.  Mr. Collins was on the Compensation Committee of Cross Group, Inc. and was also involved in determining executive compensation for the other companies on whose boards he sits, since these companies do not have compensation committees.  Mr. Collins left these Boards in connection with his becoming CEO of the Corporation in order to devote more time to his new responsibilities.

Mr. Collins ceased to be an “independent” Director under applicable NYSE and SEC rules and regulations when he was elected President, Chief Operating Officer and CEO Designate as of October 19, 2009.  He was elected President and CEO as of the close of business on December 18, 2009.

For the following reasons, the Board concluded that Mr. Collins should serve as a Director of the Corporation in light of the Corporation’s business structure at the time of the filing of this Proxy Statement.  Mr. Collins was selected as CEO of the Corporation as of the close of business on December 18, 2009, after an extensive, comprehensive search, because of his knowledge of the Corporation and its business, which is based on working with the Corporation as a member of the Lehman Brothers’ team that consummated the Merger and Recapitalization in 1999 and as a Director since 2005; his experience in engaging in mergers and acquisitions and financial transactions; the energy and vision he brings to the job to increase the value of the business through both organic growth and making related acquisitions; and his experience on boards of directors of companies for which he participated  as a private equity investor whose goal it was to increase shareholder and other investor value.  Mr. Collins’ knowledge of finance, of the valuation of businesses and of capital markets make him a valuable addition.  He has been instrumental in assisting with the Corporation’s equity and public debt security offerings, negotiated credit agreements and acquisitions or divestitures, as well as possessing a keen insight into foreign currency exchange matters, which is of vital importance to the Corporation with respect to the relationship of the United States dollar to the Canadian dollar and Brazilian real on the production side and to the European Union euro on the sales and marketing side.

In addition, as shown above, Mr. Collins has had extensive experience as a director and investor in entrepreneurial firms in a wide range of industries.

THOMAS J. FRUECHTEL, Age 59.

Director since December 2003; Member of Audit Committee since December 2003; Member of the Nominating & Corporate Governance Committee since February 2005.

President and Chief Executive Officer and Director of Leupold & Stevens, Inc., a sports optics company based in Portland, Oregon, since 1998.  Previously, President and Chief Operating Officer from 1996, and Executive Vice President from 1995, for Simplicity Manufacturing, Inc., a manufacturer of lawnmowers and other outdoor power equipment; and from 1974 to 1995, various positions with the Corporation or a predecessor company, including President of the former Sporting Equipment Division and General Manager of the Oregon Cutting Division – Latin American Operations.

Mr. Fruechtel is an “independent” Director under applicable NYSE and SEC rules and regulations. *

For the following reasons, the Board of Directors concluded that Mr. Fruechtel should serve as a Director of the Corporation in light of the Corporation’s business and structure at the time of filing this Proxy Statement.

* A more complete explanation of the determination of “independence” is set forth at page 15 below.

Mr. Fruechtel has been associated with the Corporation as an executive or as a Director for over 28 years.  He was influential in establishing the Corporation’s manufacturing facility in Curitiba, Brazil and its marketing base throughout Latin America.  He served as President of one of the Company’s three segments, the Sporting Equipment Division.  He has been CEO of two companies similar in size to the Corporation or larger, Leupold & Stevens and Simplicity Manufacturing, Inc.  The latter, as a manufacturer of lawnmowers and other outdoor lawn and garden power equipment, relates to the Corporation’s lawn and garden unit business that makes lawnmower blades and markets other lawn and garden accessories.

Mr. Fruechtel has direct knowledge of the Corporation’s businesses, its customers and its markets.  He brings broad awareness of the marketing of consumer whole goods.  He also is very experienced in the procurement of precision products from South East Asia sources, including China.  Mr. Fruechtel’s historical perspective of the Corporation and the focus on current changes in products, markets and trends in the sale of products to consumers assist the Board in understanding the Corporation’s options and evaluating its potential directions.

E. DANIEL JAMES, Age 45.

Director since August 1999; Member of the Executive Committee from August 1999 to that committee’s termination in March 2010; Member of the Audit Committee from 1999 to February 2003; Member of the Compensation Committee from 1999 to December 2005 and again since February 2008.

Founder, Principal and Head of North America Operations for Trilantic Capital Partners, successor to Lehman Brothers Merchant Banking, from April 2009; previously, Principal of Lehman Brothers Merchant Banking  and a Managing Director of Lehman Brothers Inc., New York, New York from April 2000.  Prior to that, Mr. James was Senior Vice President from 1996.  Mr. James had been with Lehman Brothers Inc. since June 1988.  Prior to joining the Merchant Banking Group in 1996, Mr. James served in the Mergers and Acquisitions Group from 1990 and the Financial Institutions Group from 1988.

Mr. James also serves on the Boards of Directors for Phoenix Brands LLC of Stamford, Connecticut; Flagstone Reinsurance Holdings, Ltd. of Hamilton, Bermuda and Delos Insurance Company of New York, New York.

Until April 2009, Mr. James was an employee of Lehman Brothers Inc., the former controlling shareholder of the Corporation until the Change-in-Control that occurred on December 20, 2004.  As such, the three-year period of non-affiliation required for “independence” from the Corporation is measured from the date of the Change-in-Control.  Mr. James, therefore, is considered to be an “independent” Director under applicable NYSE and SEC rules and regulations after December 20, 2007, since the other indicia of “independence” referred to at page 15 have also been determined to have been met. *

For the following reasons, the Board concluded that Mr. James should serve as a Director of the Corporation in light of the Corporation’s business and structure at the time of the filing of this Proxy Statement.  Mr. James’ experience as a merchant investment banker; one of the architects of analyzing, negotiating and consummating the Merger and Recapitalization in 1999 on behalf of Lehman Brothers; his knowledge of the Corporation as representative of the controlling shareholder from 1999 to 2004; his Board experience for over eleven years; and his acute analytic abilities concerning  public markets, including public equity and debt offerings, senior credit agreements and mergers, acquisitions and divestitures, all of which are important to the viability and growth of the Corporation over time, have served the Corporation, its stockholders and the Board well.  Because of the nature of Mr. James’ position as a founder, principal and Head of North America for Trilantic Capital Partners, a private equity investment firm and successor to the Merchant Banking side of Lehman Brothers, Mr. James is able to offer cross-segment comparisons to other markets, lines of businesses and industries, to go along with his insight into the Corporation’s businesses.

* A more complete explanation of the determination of “independence” is set forth at page 15 below.

ROBERT D. KENNEDY, Age 77.

Director since January 2005.  Chairman of the Compensation Committee from March 2010; Member of that Committee since 2005.  Committee Chairman of the Nominating & Corporate Governance Committee from February 2005 to March 2010; Member of that Committee since 2005.

Former Chairman until September 1999 and Chief Executive Officer until June 1998 of UCAR International, Inc. of Wilmington, Delaware from 1998; previously, until 1995, various positions with Union Carbide Corporation of Danbury, Connecticut, including Chairman and Chief Executive Officer until 1995 from 1986, President and Chief Operating Officer of Union Carbide’s Chemical and Plastics segment from 1985, Executive Vice President from 1982, Senior Vice President from 1981 and President of Union Carbide’s Linde Division from 1977.

Mr. Kennedy served as a Director for Union Carbide to 2001 from 1985; member of the Boards of Directors for Hercules Corporation of Wilmington, Delaware until its merger with Ashland Inc. in 2008 and, until he retired in May 2005, for Sunoco, Inc. of Philadelphia, Pennsylvania.  Member of the Nominating & Corporate Governance, Audit and Ethics Committees for Hercules; formerly, until May 2005, Chairman of the Nominating & Corporate Governance Committee and member of the Compensation Committee for Sunoco.  Mr. Kennedy serves on the Advisory Board of RFE Investment Partners.  He served on the Advisory Board of Blackstone Group until December 2004.  Mr. Kennedy formerly served on the Boards of Directors of Union Camp Corporation of Wayne, New Jersey; General Signal Corporation of Stamford, Connecticut; Kmart Corporation of Troy, Michigan; International Paper Company of Stamford, Connecticut; Chase Industries, Inc. of New York City, New York and Birmingham Steel Corporation of Birmingham, Alabama.

Mr. Kennedy is an “independent” Director under applicable NYSE and SEC rules and regulations.*

For the following reasons, the Board concluded that Mr. Kennedy should serve as a Director of the Corporation in light of the Corporation’s business and structure at the time of the filing of this Proxy Statement.  Mr. Kennedy brings an impeccable record of public corporation service at the highest levels for more than 33 years.  He has served as Chairman and CEO of Union Carbide and UCAR International, Inc.  He has served on the board of Union Carbide; Hercules Corporation; Sunoco, Inc.; Union Camp Corporation; General Signal Corporation; Kmart Corporation; International Paper Company; Chase Industries, Inc. and Birmingham Steel Corporation.  His vast experience has guided the Corporation in the areas of corporate governance, ethics policy, Director and Executive Officer searches and the nomination of Directors, the self-evaluation program of the Board with respect to the performance of the Board as a whole, of each committee and of the CEO.  He has acted as a representative on behalf of the Corporation in its dealings with third party investors, professional service providers and the like.  His knowledge of complex manufacturing concepts, executive compensation issues and corporate best practices have provided an invaluable resource to the Board.

HAROLD E. LAYMAN, Age 63.

Director since August 1999; Chairman of Nominating & Corporate Governance Committee since March 2010; Member of the Audit Committee since 2007; Member of the Executive Committee from March 2001 to August 2002.

Former President of River Bend Management Group of Florida, LLC, an operator of golf courses, located in Ormond Beach, Florida.  Former President and Chief Executive Officer of the Corporation from March 2001 to August 16, 2002; President and Chief Operating Officer from February 2000;  Executive Vice President–Finance Operations and Chief Financial Officer from February 1997 and Senior Vice President and Chief Financial Officer of the Corporation from January 1993.  Prior to 1993, Mr. Layman served as Senior Vice President–Finance and

* A more complete explanation of the determination of “independence” is set forth at page 15 below.

Administration and was a member of the Executive Committee of VME Group, N.V., The Hague, Netherlands, a manufacturer of automotive components and industrial equipment, from September 1988.

Mr. Layman also serves on the Boards of Directors of GrafTech International Ltd. of Parma, Ohio and Infinity Property & Casualty Corp. of Birmingham, Alabama.  Mr. Layman chairs the Compensation Committee of GrafTech International and serves as Chairman of the Compensation Committee and as a member of the Nominating & Corporate Governance Committee of Infinity Property and Casualty.  Formerly, Mr. Layman served on the Board of Grant Prideco, Inc. of Houston, Texas until its sale to National Oilwell Varco, Inc. in 2008.  He chaired the Audit Committee of Grant Prideco.

Mr. Layman is an “independent” Director under applicable NYSE and SEC rules and regulations.*

For the following reasons, the Board concluded that Mr. Layman should serve as a Director of the Corporation in light of the Corporation’s business and structure at the time of the filing of this Proxy Statement.  Mr. Layman had served the Corporation as an Executive Officer for nine years, two as President and CEO, and has served for eleven years as a Director of the Corporation.  He is one of several of the Corporation’s Directors who have served as CEOs of major public corporations.  Mr. Layman’s financial background, operational responsibilities and international business acumen are all very valuable tools in helping the Board guide the Corporation in its endeavors.  Mr. Layman provides a very effective “bridge” from the Corporation’s pre-Lehman Brothers’ era to the Lehman Brothers’ Merger and Recapitalization period (1999-2004) to the post-Change-in-Control era (2004 to present).  His service on three other public boards and his positions as chairman of these other companies’ audit, compensation and nominating & corporate governance committees provide a good reference point and resource for the Board.

Retirement of Chairman and CEO and of Lead Director

Mr. James S. Osterman retired as CEO and employee of the Corporation at the close of business on December 18, 2009, and will retire as the non-employee Chairman of the Board at the Meeting.  He served as CEO for eight years and as Chairman for five years.  He served the Corporation in various capacities for over 50 years, leading the Corporation, the Board and the stockholders with his able direction.

Mr. Eliot M. Fried retired as a Director and as Lead Director as of December 31, 2009.  Mr. Fried served as a Director, Chairman of the Board and Lead Director, as well as Chairman of the Compensation Committee and member of the Executive, Audit and Nominating & Corporate Governance Committees, during the past ten years.  His leadership to the Corporation and oversight of the important areas of corporate governance and independence of the Board served management and the stockholders well.

Separation or Combination of Chairman and CEO Positions

With the retirement of each of Mr. Osterman and Mr. Fried, the Board will be faced with selecting a new Chairman of the Board and, under certain circumstances, a new Lead Director as well.  The Board has no specific policy requiring the separation of the offices of Chairman of the Board and CEO.  The Board sees merit in combining the posts but also recognizes the reasons for separation of duties.

Historically, the Corporation has implemented each of the two leadership structures for periods of time dating back to at least 1993.  (1993-1994, a combination of the two positions; 1995-1999, a separation of the two positions; 1999-2000, a combination of the two positions; 2001-2005, a separation of the two positions; 2005-2010, a combination of the two positions.)

The Board does believe, however, that in the event that the Chairmanship and CEO position are combined, there

* A more complete explanation of the determination of “independence” is set forth at page 15 below.

should also be a Lead Director who is independent from management.  The Board’s guidelines on this issue are summarized as follows:

“Lead Director

The Lead Director is elected by the Board.  The Lead Director shall be an “independent Director,” as that term is used in applicable NYSE and SEC rules or regulations.  The Lead Director shall act as a liaison between the Chairman and the non-employee Directors, and shall preside at all meetings at which the Chairman is not present.  The Lead Director has the authority to convene and chair meetings of the non-employee Directors without management’s participation and to raise matters with management or individual senior officers on behalf of the Board, as he or she deems appropriate.  In addition, the Lead Director, on behalf of the non-employee Directors, shall have the power and authority to engage the services of special counsel or other experts as he or she determines appropriate.”

The primary rationale for separating the offices of Chairman and CEO is one of providing certain corporate governance checks and balances.  The primary reason for combining the two offices is one of communication and integration of the Corporation’s plans and strategies between the CEO and the Board.  The Board feels that, given the Corporation’s strong policies on corporate governance and the requirement for a Lead Director who is independent from management during any time the Chairman and CEO posts are combined, either system is acceptable and that the decision should be based on the specific facts and circumstances existing at the time of the decision.

The Board and its Committees

The property, affairs and business of the Corporation are managed under the direction of the Board.  The Board has standing Audit, Compensation and Nominating & Corporate Governance Committees, the principal functions of each of which are described below.  (The Board formerly had an Executive Committee that was empowered under certain circumstances to act on behalf of the entire Board during the intervals between scheduled Board meetings.  In January 2010, it was decided that modern communications were such that there was no need to have an Executive Committee, since special telephonic meetings of the whole Board can be convened as quickly as an Executive Committee meeting could.  As such, the Executive Committee was eliminated.  It had rarely met in the past five years or so.)  As a result of the Change-in-Control that occurred on December 20, 2004, the Corporation no longer qualifies as a “controlled company” for purposes of Section 303A.00 of the New York Stock Exchange Listed Company Manual, and the Board and several of its committees are required to meet certain enhanced membership requirements:

The Corporation was required within one year after the Change-in-Control to assure that the membership of each of its Nominating & Corporate Governance and Compensation Committees was wholly-independent, and that the membership of the Board as a whole was made up of a majority of independent Directors.  The membership of the Nominating & Corporate Governance Committee was wholly-independent upon formation in January 2005.  The membership of the Compensation Committee became wholly-independent on December 20, 2005 upon the expiration of the terms of Messrs. Collins and James, employees of an affiliate of the former controlling shareholder, Lehman Brothers Holdings Inc., whose terms were scheduled to expire on the first anniversary of the Change-in-Control.  The Board became a majority independent board on August 16, 2005, which was three years after the date that Mr. Layman ceased to be an employee of the Corporation, the requisite period of non-affiliation necessary to qualify as an independent Director.  At that time, Mr. Layman joined Messrs. Cartledge, Fried, Fruechtel and Kennedy as independent Directors on the eight-person Board.  (Mr. Layman was determined to be independent for reasons in addition to the passage of the requisite three-year period of non-affiliation.  This determination is discussed below.)

On December 20, 2007, three years after the Change-in-Control, the requisite three-year period of non-affiliation necessary to qualify as an independent Director had been met, and Mr. James, an employee of Lehman Brothers, the former controlling stockholder, and Mr. Collins, an employee of Lehman Brothers until January 2008, were each deemed to be “independent Directors,” since the Board  determined that the other indicia of “independence,” discussed below, had also been met in addition to the expiration of the three-year period of non-affiliation.  As such, Mr. Collins was appointed to the Nominating & Corporate

Governance Committee in January 2008 and, in February 2008, Mr. James was appointed to the Compensation Committee. Each committee thereby retained a wholly-independent membership.

Basis for Determination of “Independence” - In addition to meeting the requisite three year period of non-affiliation referred to above, where applicable, the Board has determined that Messrs. Beasley, Cartledge, Clarke, Fruechtel, James, Kennedy and Layman have no “material relationship,” as that term is defined under applicable SEC and NYSE standards, with the Corporation, either directly or indirectly, as a partner, shareholder or officer of another entity.  The basis for this determination is the review of the applicable criteria by the Board and the review of questionnaires each Director-nominee submitted to the Secretary of the Corporation and the Nominating & Corporate Governance Committee.

The only relationships that these seven Directors have with the Corporation are based upon (i) the receipt of customary Director compensation for their service on the Board, which applies to six and will apply to Mr. Clarke upon election; (ii) the ownership of stock in the Corporation, which applies to five of the seven; (iii) the receipt of retirement benefits in the ordinary course from the Corporation’s qualified pension plan and the receipt of allocated units of common stock in the Corporation as part of the participation in the Blount Retirement Savings Plan, a 401(k) Plan, which applies solely to Mr. Layman in his capacity as a former employee retiree; or (iv) an affiliation with an organization, such as Lehman Brothers or successor entity in part that on occasion had provided services to the Corporation, such as investment banking services, but none of which is “material” under applicable SEC and NYSE rules and regulations, which applies solely to Mr. James.  (The most such recent services were provided in 2005 and were not “material” in amount.)  The nature of all of these types of relationships are deemed not to be “material” under applicable rules and regulations.  Mr. James elected to receive compensation for his services beginning in 2009.  For 2009, he chose to receive shares of common stock under the Blount International, Inc. Non-Employee Director Deferred Stock Unit Plan (the “Director Deferred Plan”), which is discussed below in more detail at page 18.  Mr. Layman elected to receive compensation following the termination of his severance agreement with the Corporation in 2005.  Mr. Collins had received Director compensation from 2008 until becoming an officer of the Corporation in October of 2009.  The remaining four Directors, having never been employees of the Corporation or its then controlling stockholder for any period of time during their directorships, have always received compensation for their Board service.

During 2009, Mr. Fried, who retired as of December 31, 2009, was Lead Director, as well as Chairman of the Compensation Committee and member of the Audit and Nominating & Corporate Governance Committees, conducted four meetings of the non-employee Directors outside the presence of management and the management Director, Mr. James S. Osterman, Chairman of the Board, and at that time, CEO.

During the year ended December 31, 2009, the Board held five regular meetings, four special meetings and took no action by unanimous written consent in lieu of a meeting.  Average attendance by Directors at Board and Committee meetings was 97%, and no director attended less than 83% of Board and applicable Committee meetings.

Audit Committee – Since Mr. Fried’s retirement as of December 31, 2009, the Audit Committee has consisted of three members, all of whom are independent Directors.  (The Corporation’s prior status as a “controlled company” did not exempt it from the requirement to maintain a wholly-independent Audit Committee, and it has done so since February 2003.  Therefore, the Change-in-Control did not affect the membership status of this Committee.)  The functions of the Committee include (i) approving annually the appointment of the Corporation’s independent registered public accounting firm, (ii) reviewing the professional services, proposed fees and independence of such independent registered public accounting firm, (iii) reviewing the annual audit plans of such independent registered public accounting firm, (iv) reviewing the annual audit plans for the internal audit function, whether performed by an in-house staff, outsourcing arrangement or combination of both, (v) monitoring the activities of the independent registered public accounting firm and the internal audit function and (vi) reporting on such activities to the Board.  The Committee held four regular meetings and no special meeting during 2009.  The current members of the Committee are R. Eugene Cartledge, Thomas J. Fruechtel and Harold E. Layman.  Mr. Cartledge is chairman of the Committee.

Compensation Committee – As a result of the retirement of Mr. Fried, the Compensation Committee consists of three members, all of whom are independent Directors.  The functions of the Committee include

(i) approving compensation philosophy and guidelines for the Corporation’s executive employees, (ii) establishing a total compensation range for the Chief Executive Officer and appraising the performance of that Officer on a timely basis, (iii) approving salaries and changes in salaries for the other Executive Officers of the Corporation and such other executives as the Committee may deem appropriate, (iv) approving the participants, annual financial or other targets and amounts to be paid under the Corporation’s Executive Management Annual Incentive Plan (“EMAIP”), (v) reviewing and recommending to the Board any new executive incentive plans for stock options or other equity instruments, or additions to or revisions in existing plans, and approving any options or other awards granted under any such plans, (vi) reviewing from time to time the Corporation’s management resources and executive personnel selection, development, planning and succession processes and (vii) reporting on all such activities to the Board.  The Committee held one regular meeting and two special meetings during 2009.  The current members of the Committee are R. Eugene Cartledge, E. Daniel James and Robert D. Kennedy, all of whom are deemed to be independent Directors.  Mr. Kennedy serves as Chairman of the Committee.

Nominating & Corporate Governance Committee – The Nominating & Corporate Governance Committee consists of four members, all of whom are non-employees and independent Directors.  This Committee was formed following the Change-in-Control on December 20, 2004, upon the loss of the Corporation’s “controlled company” exemption from certain requirements of the New York Stock Exchange Listed Company Manual, including the requirement to have such a Committee.  This Committee serves as the principal corporate governance and strategic planning arm of the full Board.  The Committee identifies individuals qualified as a matter of background, achievement and leadership to become Board members and recommends candidates for election.  The Committee held three regular meetings during 2009.  The current members of the Committee are Robert E. Beasley, Jr., Thomas J. Fruechtel, Robert D. Kennedy and Harold E. Layman.  Mr. Layman serves as Chairman.

During 2009, Messrs. Cartledge, Fried, Kennedy and Layman served on an ad hoc basis as a Succession Search Committee to find a new CEO to replace Mr. Osterman.  This search resulted in Mr. Collins becoming President and CEO.  Later, Messrs. Cartledge, Fried and Kennedy, along with Mr. Collins, served on an ad hoc basis as a Director Search Committee.  This search resulted in the election of Mr. Beasley as Director in January 2010 and the nomination of Mr. Clarke by the Board on April 13, 2010.  Altogether, the Search Committees held ten meetings during 2009.

Criteria for Nominating Director Candidates

Prospective nominees are considered based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the qualifications and standards established by the Nominating & Corporate Governance Committee.  In identifying and recommending Board nominees, the Committee uses guidelines that it has developed with respect to qualifications for nominations to the Board and for continued membership on the Board.

If the Committee determines, in consultation with the full Board as appropriate, that additional inquiry is warranted, it may gather additional information about the prospective nominee’s background and experience.  The Committee evaluates the prospective nominee against the qualifications and standards adopted by the Committee, including the following (the order is not necessarily meant to represent relative importance):

●
ability to meet regulatory requirements, including standard of "independence," in accordance with NYSE, SEC and Internal Revenue Service regulations, as applicable, and as set forth in the Blount Corporate Governance Guidelines;

●	experience in relevant industries;

●	ability to represent the interests of the stockholders of the Corporation;

●	leadership and judgment acumen;

●	high personal and professional ethics, integrity and values;

●	contribution to the level of diversity of skills, backgrounds, geography, experience, gender and racial makeup of the Board;

●	relevant education, age and professional experience, including accounting and financial knowledge;

●	effectiveness of working with others;

●	ability to make necessary time commitment and ability to make constructive contribution to Board; and

●
if nominee is an incumbent, record of past performance (e.g., regularly attended Board and Committee meetings, kept informed about the Corporation and its businesses, participated in discussions at Board and Committee meetings and provided sound advice and counsel).

The Committee, in its judgment, also considers such other factors as it deems relevant, including the current composition of the Board, the need for specific functional expertise and the evaluations of other prospective nominees.  Further, the Committee may, but is not required to, utilize third party firms to assist in the identification or screening of prospective candidates.  This past year, for example, the Committee retained the services of Heidrick & Struggles in both its executive search for a new CEO, which resulted in the election of Mr. Collins, and the search for new Board members, which resulted in the election of Mr. Beasley and the nomination of Mr. Clarke.  The Committee believes it is not appropriate to fix any specific minimum qualifications or minimum number of qualifications that a candidate must meet before such candidate may be recommended by the Committee.  It believes that each individual candidacy should be evaluated as a whole, taking into account all of the circumstances of that candidacy.

In connection with this evaluation, the Committee determines whether one or more members of the Committee, and others as appropriate, will interview prospective nominees.  After completing this evaluation and interview process, the Committee recommends to the full Board the person or persons to be nominated by the Board and the Board determines the nominees for election after considering the recommendation and report of the Committee.  During this past year, Mr. Collins, on one hand, and Mr. Beasley and Mr. Clarke, on the other hand, as well as other candidates for their respective positions, met with all of the Committee members, as well as with all or most of the members of the full Board.

Other factors considered relevant for membership on the Board are listed in the Charter for the Nominating & Corporate Governance Committee, as amended, and in the Corporation’s Corporate Governance Guidelines, both of which are posted at the Corporation’s website at www.blount.com.

Diversity Policy and Its Application

As stated above, gender and racial diversity, among other attributes, are standards to which the Committee aspires in selecting new members of the Board.  This became a specific criterion in 2007; since that time, there have been only two searches resulting in the election or nomination of two new Directors.  Although the Committee has evaluated several qualified applicants of racial or gender diversity, the Committee has not to date selected such a candidate to stand for election as a Director.

Nomination of Candidates by Stockholders

A stockholder who wishes to recommend a candidate for consideration by the Committee should submit his or her nomination to the Committee in accordance with the procedure set out at page 59 for communications with the Board, its Committees or a specific Director.  Any such proposal should expressly refer to “Potential Candidate for Board Membership” as its subject, should be addressed to the attention of the Chairman of the Nominating & Corporate Governance Committee and must be submitted between 90 days and 120 days prior to the scheduled date for the next Annual Meeting of Stockholders.  It is expected that the 2011 Annual Meeting will be sometime between May 14 and May 31.  The actual date will be determined at the Board meeting scheduled for October 20, 2010.  Inquiries may be made of the Secretary, as provided herein, after that time as to the date selected.  The proposal should contain relevant information concerning such candidate, including name, address, current principal occupation, professional background and such other information as is required to be disclosed in solicitations for proxies for the election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.  The process for identifying and evaluating candidates recommended by stockholders is the same as the process for identifying and evaluating candidates recommended by the Committee except that the current makeup of the Board and the existence or lack of a vacancy will be given greater weight, and the use of a third party service to assist in any review of the candidate is more likely, unless members of the Board have knowledge, personal or otherwise, of the individual nominated.

Compensation of Directors

Current Directors:  Directors who are employees of the Corporation (or former employees receiving termination benefits) receive no compensation for their services as Directors.  Employee Directors, of course, receive compensation in their respective capacities as employees of the Corporation, and all Directors receive reimbursement of travel and lodging expenses incurred in connection with their attendance at Board functions.  Since December 9, 2004, the date of the adoption of an amendment to the Corporation’s Non-Employee Directors’ Compensation Program (“Program”), Directors who are not employees of the Corporation are each eligible to receive a quarterly stipend of $12,500, plus $1,000 per quarter if they are Chairman of the Board (and not an employee of the Corporation) or Lead Director, $1,000 per quarter for each Board Committee they chair and $1,000 for each Board or Committee meeting they attend.  In addition, a qualifying Director under the Program may choose to participate in certain health, dental and life insurance plans of the Corporation.

On October 25, 2005, the Board amended the Program, effective December 13, 2005, to replace an earlier stock option alternative with a deferred stock unit plan.  The Director Deferred Plan permits Directors eligible to participate in the Program to elect to receive all or a portion of their quarterly stipends, as well as chairman and meeting fees, in deferred stock units.  This election must be made prior to the end of the previous calendar year, and the deferred stock units must be received in stock upon the termination of service by the Director.  The deferred stock units attributable to any one Director are determined by dividing the total of the stipend and fees for one quarter selected by the Director for deferral under the Director Deferred Plan by the closing price per share for the Corporation’s common stock on the NYSE on the last trading day of the applicable calendar quarter.  The resulting number represents the number of shares that the Corporation will buy, or transfer from treasury shares, and then credit to the Director pursuant to the terms of a rabbi trust created for this purpose.  At the end of his or her term of service as a Director, the Director will receive a payment of shares equal to the number of shares that have been credited to his or her account.  This form of compensation, with its delivery of shares in the future, aligns the interest of the Director with other stockholders.

                Messrs. Cartledge; Collins, until he became an employee of the Corporation as of October 19, 2010; Fried, who retired as a Director as of December 31, 2009; Fruechtel; James; Kennedy and Layman qualified for benefits under the Program during 2009.  Mr. Cartledge received $83,000 in Director fees and $69 in benefits; Mr. Fried $83,500 in fees and $69 in benefits; Mr. Fruechtel $66,000 in fees and $69 in benefits; Mr. Kennedy received $77,000 in fees and $69 in benefits; Mr. Layman received $68,000 in fees and $69 in Director benefits, as well as $3,960 in retiree medical benefits as a former employee of the Corporation; Mr. Collins received $45,500 for fees for a portion of 2009 and Mr. James received $58,000 in fees.  Although eligible to participate in the Program since December 20, 2004, the date of the Change-in-Control, Mr. James chose not to receive fees or benefits under the Program from 2005 through 2008; however, Mr. James began accepting such fees or benefits beginning in January 2009.

NON-MANAGEMENT DIRECTORS’ COMPENSATION FOR FISCAL YEAR 2007, 2008 and 2009
Name of Director	Year	Retainer/Fees Earned and Paid in Cash	Retainer/Fees Earned and Paid in Common Stock*	All Other Compensation**	Total
R. E Beasley, Jr.1	2009 2008 2007	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
R. E. Cartledge	2009 2008 2007	$29,000 $71,000 $15,000	$54,000 $0 $54,000	$69 $1,560 $1,560	$83,069 $72,560 $70,560
A. C. Clarke2	2009 2008 2007	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
J. L. Collins3	2009 2008 2007	$45,500 $60,000 $0	$0 $0 $0	$0 $0 $0	$45,500 $60,000 $0
E. M. Fried4	2009 2008 2007	$84,000 $76,000 $72,000	$0 $0 $0	$69 $1,560 $1,560	$84,069 $77,560 $73,560
T. J. Fruechtel	2009 2008 2007	$66,000 $64,000 $61,000	$0 $0 $0	$69 $1,560 $1,560	$66,069 $65,560 $62,560
E. D. James3	2009 2008 2007	$0 $0 $0	$58,000 $0 $0	$0 $0 $0	$58,000 $0 $0
R. D. Kennedy	2009 2008 2007	$77,000 $66,000 $65,000	$0 $0 $0	$69 $1,560 $1,560	$77,069 $67,560 $66,560
H.E. Layman	2009 2008 2007	$18,000 $11,000 $6,000	$50,000 $50,000 $51,000	$4,029*** $5,520*** $0	$72,029 $62,560 $57,000

*	Amounts represent retainer or fees deferred during 2009, 2008 and 2007 pursuant to the Director Deferred Plan described above.
**	Amounts refer to the value of certain life and health insurance benefits in which the Director participates.
***	Amount includes $1,560 in Director benefits and $3,960 in retiree medical benefits as a former employee of the Corporation. The latter is not included in “Total” for Mr. Layman, the former is.

1 Mr. Beasley was elected a Director in January 2010.

2 Mr. Clarke was nominated by the Board on April 13, 2010 for election by the stockholders at the Meeting.

3 Mr. Collins and Mr. James had been eligible to receive fees and retainers since the Change-In-Control on December 20, 2004, but opted not to receive compensation in 2005, 2006 or 2007.  Mr. Collins began accepting such fees and retainers beginning in January 2008, but ceased doing so from and after October 19, 2009 upon becoming an employee of the Corporation; Mr. James began receiving Director compensation in January 2009.

4 Mr. Fried retired from the Board as of December 31, 2009.  Mr. Osterman, who retired as an employee and CEO as of the close of business on December 18, 2009, received no compensation as a Director during 2009 because he was an employee Director and Chairman at the time of the Board activities in 2009.  He continues as a non-employee Director and Chairman of the Board until the Meeting.

NON-MANAGEMENT DIRECTORS’ STOCK OWNERSHIP FOR FISCAL 2007, 2008 and 2009

Name of Director	Year	Deferred Stock Owned	Other Stock Owned* # of Shares	Blount Retirement Savings Plan, a 401(k) Plan	# of Shares Total
R.E. Beasley, Jr.1	2009 2008 2007	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
R. E. Cartledge	2009 2008 2007	7,250 -0- 4,400	38,709 38,709 34,309	-0- -0- -0-	45,959 38,709 38,709
A.C. 1 Clarke	2009 2008 2007	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
J. L. Collins	2009 2008 2007	-0- -0- -0-	10,000 -0- -0-	N/A -0- -0-	10,000 -0- -0-
E. M. Fried2	2009 2008 2007	-0- -0- -0-	65,000 65,000 65,000	-0- -0- -0-	65,000 65,000 65,000
T. J. Fruechtel	2009 2008 2007	-0- -0- -0-	14,446 14,446 14,446	-0- -0- -0-	14,446 14,446 14,446
E. D. James	2009 2008 2007	7,653 -0- -0-	-0- -0- -0-	-0- -0- -0-	7,653 -0- -0-
R. D. Kennedy	2009 2008 2007	-0- -0- -0	30,000 30,000 30,000	-0- -0- -0-	30,000 30,000 30,000
H. E. Layman	2009 2008 2007	6,713 4,524 4,155	10,672 6,239 2,058	26 26 26	17,411 10,789 6,239

Advisory Directors:  In May 1991, the Board approved, and in April 1994 amended, the Advisory Directors’ Recognition Plan.  Each member of the Board who had served as a Director for at least five consecutive years, who had not been an employee vested in any employee benefits sponsored by the Corporation during his or her service on the Board and who was serving upon attainment of age 72 became an Advisory Director.  Under this Plan, a Director who was or became eligible for Advisory Director status after July 1, 1991, was, at the end of his or her then current term, paid a quarterly benefit for life equal to the quarterly cash retainer, exclusive of Committee chairman fees, then being paid to that Director.  The Advisory Directors’ Recognition Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation.  There was one participant under this plan during 2009, Mr. W. Houston Blount, who resigned as a Director in 1999 as a result of the Merger and Recapitalization.  He received $25,000 in 2009.  In February 2000, this plan was terminated, and subject to the

*   This column lists the number of shares of the Corporation’s common stock as of the end of the respective fiscal year to which each director has sole voting and investment power.

1 Mr. Beasley was elected as a Director of the Corporation on January 1, 2010.  Mr. Clarke was nominated by the Board on April 13, 2010 for election by the stockholders at the Meeting.

2 Mr. Fried retired from his position as a Director and as the Lead Director of the Corporation effective as of December 31, 2009.

fulfillment of obligations to the surviving Advisory Director, there will be no additional Advisory Directors or payments in the future.

AUDIT COMMITTEE DISCLOSURE

The Corporation has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The Audit Committee Charter was amended in February 2004 and incorporated in the 2004 Proxy Statement as Exhibit A. With respect to the independence of the Corporation’s Directors who serve on the Audit Committee, Mr. R. Eugene Cartledge, chairman, and members Thomas J. Fruechtel and Harold E. Layman, are all “independent” Directors, as defined by applicable rules and regulations of the SEC and NYSE.  During 2009, Mr. Eliot M. Fried resigned as Lead Director, as a Director, as Chairman of the Compensation Committee and as a member of each of the Audit and Nominating & Corporate Governance Committees effective as of December 31, 2009.

The Board has determined that each of Messrs. Cartledge, Fried, Fruechtel and Layman qualifies as a “financial expert,” as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act.  Three of these members have served as chief executive officers of publicly-traded or private companies in which capacity they supervised the chief financial officer function, a position previously held by one; one has been a member of the Investment Committee of a major investment banking firm; and all four possess (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves; (iii) experience actively supervising one or more persons engaged in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements; (iv) an understanding of internal controls and procedures for financial reporting and (v) an understanding of Audit Committee functions.

No member of the Audit Committee serves on the Audit Committee of more than two other public companies.

At its February 2004 meeting, the Audit Committee approved and adopted the Corporation’s Code of Ethics for the Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller and those persons performing similar functions involving financial reporting and financial controls.  A copy of this policy was incorporated in the 2004 Proxy Statement as Exhibit B.  The Corporation finalized a revision to its Code of  Business Conduct applicable to all Directors, Officers and employees in April 2004.  Charters for the Corporation’s Compensation and Nominating & Corporate Governance Committees were not required until the Corporation no longer had an exemption as a “controlled company” upon the Change-in-Control on December 20, 2004.  Charters for these two Committees were enacted in January 2005 and ratified by the Board or relevant Committee in February 2005.  The Charter for the Nominating & Corporate Governance Committee was revised in 2007.  The Corporation’s Corporate Governance Guidelines were approved in 2004 and revised in April 2005 to reflect the changes in governance required as a result of the Corporation’s loss of the “controlled company” exemption.  These policies and guidelines, as revised, as well as the applicable Charters, are posted on the Corporation’s website at www.blount.com.

AUDIT COMMITTEE REPORT

The Audit Committee (1) reviewed and discussed the Corporation’s audited financial statements as of December 31, 2009 with management, (2) reviewed and discussed with the Independent Registered Public Accounting Firm matters required by the Statement on Auditing Standards No. 61, as amended, and (3) received  the written disclosures and the letter from the Independent Registered Public Accounting Firm required by the Public Company Accounting Oversight Board relating, among other things, to the Independent Registered Public Accounting Firm’s independence from management and the compatibility of the Independent Registered Public Accounting Firm performing non-audit services with its independence.  Based upon these reviews and discussions, and recognizing (a) that management is primarily responsible for the Corporation’s systems of internal controls and financial reporting processes, and (b) that the Independent Registered Public Accounting Firm is responsible for the performance of an independent audit of the Corporation’s consolidated financial statements and of  the effectiveness of internal controls over financial reporting in accordance with applicable Public Company Accounting Oversight Board standards and the issuance of a report thereon, the Audit Committee has approved (i) the inclusion of the Corporation’s audited financial statements and management’s report on internal controls in the SEC Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and  (ii) the appointment of PricewaterhouseCoopers LLP as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010, subject to ratification of that appointment by the stockholders at the Annual Meeting.

In addition, on March 3, 2010, the Audit Committee, pursuant to the policy for pre-approval of non-audit services adopted on May 12, 2003, a copy of which was incorporated in the 2004 Proxy Statement as Exhibit C, approved the provision by PricewaterhouseCoopers LLC of certain tax services; certain potential merger, acquisition or divestiture transactional services; and certain SEC-related consents, each a non-audit function, for the Corporation for the year ending December 31, 2010.  With the approval of the Audit Committee, the internal audit function is performed by Moss Adams LLP through an outsourcing arrangement.  In fulfilling the internal audit function, the engagement partner for Moss Adams reports directly to the Audit Committee and meets with the Committee at each Committee meeting, as do the representatives from the Independent Registered Public Accounting Firm, without management in attendance.

AUDIT COMMITTEE MEMBERS1
R. Eugene Cartledge, Chairman
Thomas J. Fruechtel, Member
Harold E. Layman, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following members of the Board served as members of the Compensation Committee during 20091:

Mr. Robert D. Kennedy, former President and Chief Executive Officer and member of the Board of Directors for Union Carbide Corporation and for UCAR International, Inc.; has served on the Board and on the Committee since January 2005.  Mr. Kennedy was named Chairman of the Committee in January 2010, upon the retirement of Mr. Eliot M. Fried, the “former Lead Director and Chairman of the Committee, on December 31, 2009.1  Mr. Kennedy qualifies as an “independent” member of the Committee under applicable SEC and NYSE rules and regulations, as well as under the United States Internal Revenue Code, as amended, (“Code”) for purposes of Section 162(m);

Mr. R. Eugene Cartledge, former Chairman of GrafTech International Ltd. of Parma, Ohio until February 2007; formerly Chairman of Savannah Foods & Industries, Inc. and Chairman and Chief Executive Officer of Union Camp Corporation; previously, sat by special designation as a member of the Compensation Committee whenever “independent” or “outside” director participation was required pursuant to the Code as it relates to Section 162(m) and was named a full member of the Committee in January 2005.  Mr. Cartledge, who is also Chairman of the Audit Committee, is an “independent” member under applicable SEC and NYSE rules and regulations, as well as under the Code for purposes of Section 162(m); and

Mr. E. Daniel James, currently Founder, Principal and Head of North American Operations for Trilantic Capital Partners, as successor in part to Lehman Brothers Merchant Banking, from April 2009; previously Managing Director of Lehman Brothers Inc. and, since December 20, 2007, an “Independent Director” under applicable SEC and NYSE rules and regulations, as well as under the Code for purposes of Section 162(m), for the reasons discussed at pages 11 and 15; Mr. James was appointed to the Committee on February 20, 2008; previously, Mr. James served as a member of the Committee from 1999 through December 2005.

1 As stated, Mr. Eliot M. Fried served as Chairman of the Compensation Committee and Member of the Audit Committee throughout 2009.  He tendered his resignation as Lead Director, Director, Chairman of the Compensation Committee and member of the Audit and Nominating & Corporate Governance Committees effective as of December 31, 2009.

There were no relationships with respect to Compensation Committee interlocks and insider participation in compensation decisions during 2009.

COMPENSATION DISCUSSION & ANALYSIS

Overall Objectives of the Executive Compensation Program

The Corporation’s executive compensation program is designed to help the Corporation attract, motivate and retain high quality executives, enhance individual executive performance, align incentives with the Corporation’s business operations most directly impacted by each executive’s performance and increase stockholder value.

Toward that end, the Corporation’s executive compensation program attempts to provide:

●	levels of compensation that are competitive with those provided in various markets in which the Corporation competes for its executive resources;

●	incentive compensation that varies in a manner consistent with the financial performance of the Corporation;

●	incentive compensation that effectively rewards corporate and individual performance; and

●	long-range equity compensation that is based upon performance and aligns the executive’s compensation with stockholder value.

In designing and administering its executive compensation program, the Corporation attempts to maintain an appropriate balance among these various objectives, each of which is discussed in greater detail below.

Providing Competitive Levels of Compensation

The Corporation attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with total compensation provided to executives who hold comparable positions or have similar qualifications, or both, in other organizations of similar size and scope as the Corporation and with which the Corporation competes.  The compensation package includes both short-term and long-term compensation, with the short-term compensation tied to the Corporation’s financial performance and the long-term compensation tied to the Corporation’s stock price performance.

The Corporation determines an executive’s competitive level of compensation based on information drawn from a variety of sources, including proxy statements, special surveys and independent compensation consultants.  Notwithstanding the foregoing, during 2009, neither the Compensation Committee nor the Corporation retained or employed a compensation consultant in preparation for the Committee’s decisions on executive compensation.  However, the special Search Committee used the services of both Heidrick & Struggles and Towers Watson in connection with its search for CEO-succession candidates and for potential Board members.  See discussion, pages 16-17 above.1  In addition, the Corporation’s human resources department did pay for and review publicly-available literature and materials that were prepared by consultants, including Towers Watson and Mercer Human Resources Consulting, a Marsh & McLennan company, whose consulting services the Corporation has retained in the past.

1 The Compensation Committee’s Charter expressly gives the Committee the authority to utilize support personnel, management staff, outside auditors, attorneys and consultants as it deems necessary.  The Committee has the sole authority to select, retain and terminate the services of any compensation consultant used to evaluate executive compensation and the sole authority to approve the payment therefor.

 Information from all of these sources is used in creating the basic structure of the Corporation’s program.  The market data used in establishing the Corporation’s executive compensation levels reflect a blending of general industrial and manufacturing companies comparable to the Corporation’s size and takes into account the geographic region in which the executive works.

It should be noted that the value of an executive’s compensation package will vary significantly based on performance and area of responsibility.  Thus, although the expected value of an executive’s compensation package will be competitive, its actual value can exceed or fall below competitive levels depending upon performance.

Ensuring That Incentive Compensation Varies with Financial Performance

The Corporation’s incentive plans are designed to assure that the incentive compensation varies in a manner consistent with the financial performance of the Corporation and its various business units.  The specific corporate performance factors for calendar year 2009 are discussed below at pages 26-27 and pages 39-40.

Rewarding Individual Performance

The Corporation believes that effectively rewarding individual performance will ultimately serve to enhance the financial performance of the Corporation and its various business units.  While the Corporation’s incentive plans provide compensation that varies with financial performance, these plans also provide for individual awards that are based on quantitative and qualitative assessments of business unit and individual performance.

Considering Certain Tax Implications

To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment to the Corporation and to the executives of various payments and benefits.

Section 162(m).  Section 162(m) of the Code provides that compensation in excess of $1 million paid for any year to a corporation’s chief executive officer and the three other highest paid executive officers (excluding the chief financial officer, if otherwise applicable) at the end of such year, which executives are referred to as “covered employees,”1 will not be deductible for federal income tax purposes unless: (i) the compensation qualifies as “performance-based compensation,” (ii) the Corporation has advised its stockholders of, and the stockholders have approved, the material terms of the performance goals under which the Corporation pays such compensation and (iii) under certain conditions, the stockholders have re-approved the material terms of the performance goals within the last five years.  At the 2006 Annual Meeting, the Corporation’s stockholders approved the material terms of the performance goals under which compensation is paid pursuant to the EMAIP and the 2006 Equity Plan.

Based on compensation arrangements currently in place, the Committee does not reasonably anticipate that, for the fiscal years 2009 and 2010, the compensation of any Executive Officer other than potentially that of Chief Executive Officer Joshua L. Collins, which is described below, will be subject to the $1 million deductibility limitation of Section 162(m).

First, Chairman of the Board and former CEO James S. Osterman, who retired as CEO as of the close of business on December 18, 2009 is not covered by 162(m) because he was a non-employee Chairman and not a Named Executive Officer (“NEO”, see definition at page 34 below) or “covered employee” on December 31, 2009.

1  See page 34 for a description of “Named Executive Officers,” as defined under applicable SEC rules and regulations, for comparison to “covered employee.”

Second, Joshua L. Collins, who became CEO as of the close of business on December 18, 2009, is contractually entitled to an annual salary of $550,000 and a target bonus of $500,000; provided, however, the bonus is tied to the EMAIP (see page 28 below).

The Committee generally attempts to retain the deductibility of compensation for the Corporation pursuant to Section 162(m), but reserves the right to provide non-deductible compensation if it determines that such action is in the best interests of the Corporation and its stockholders and is necessary to attract and retain highly competent key executives.

Sections 280G and 4999.  The Corporation provides the Named Executive Officers with employment agreements, which are discussed at pages 52-53.  The agreement with Mr. Collins contains a change-in-control provision and provides for tax protection in the form of a gross-up payment to reimburse the executive for any excise tax under Internal Revenue Code Section 4999, as well as any additional income and employment taxes resulting from such reimbursement.  Code Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” and Code Section 280G disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change-in-control.  The intent of the tax gross-up is to provide a benefit without a tax penalty to Mr. Collins in the event that he is displaced in connection with a change-in-control.

Section 409A.  Amounts that are deferred or which become vested under the Corporation’s nonqualified deferred compensation programs after December 31, 2004 are subject to Internal Revenue Code Section 409A, which governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts and the ability subsequently to change the form and timing of payments.  Section 409A imposes sanctions for failure to comply, including accelerated income inclusion, a 20% additional income tax and an interest penalty.  The Corporation currently has amended its plans and employment agreements as necessary to comply fully with the Code Section 409A requirements.

Description of the Executive Compensation Program

This section describes the three principal elements of the Corporation’s executive compensation program: base salary, short-term non-equity incentives and long-term equity incentives.

Base Salary Program

The objective of the Corporation’s base salary program for senior executive management positions is to provide base salaries that are approximately between the 50th and 60th percentile of the competitive market norms for companies in the Corporation’s lines of business and similar in size to the Corporation.  The Committee believes it is crucial to provide competitive salaries in order to attract and retain managers who are very talented.  The specific competitive markets considered depend on the nature and level of the positions in question and the markets from which qualified individuals are recruited.  This process does not incorporate a comparison to specific companies so much as a generalized market survey to those industries and geographic markets within which the Corporation competes for managerial talent.

Base salary levels are also dependent on the performance of each individual employee.  Thus, employees with higher levels of sustained performance will be paid correspondingly higher salaries.

Annual salary reviews are based on four factors: general levels of salary increases in the market, the individual’s then existing base pay, individual performance and the Corporation’s overall financial results.  All base salary increases are premised on a philosophy of pay-for-performance and perceptions of an individual’s long-term value to the Corporation.

Short-Term Non-Equity Incentives: The Executive Management Annual Incentive Plan

The objectives of the EMAIP, which was revised and approved by the stockholders in 2006, are to motivate and reward the accomplishment of annual corporate objectives; to reinforce a strong performance orientation with differentiation and variability in individual awards based on contributions to business results; and to provide fully competitive compensation packages that will attract, reward and retain individuals of the highest quality.  As a pay-for-performance plan, cash bonus awards were paid upon the achievement of specific business unit and individual performance objectives established for calendar year 2009.

Targeted bonus award levels are intended to be determined for eligible positions each year using data obtained from surveys and independent compensation consultants.1  The target bonus levels reflect competitive market norms for companies similar in size to the Corporation and having the Corporation’s philosophy of providing competitive total annual cash compensation opportunities.  As noted above, however, this process is a generalized market summary, not specific to a point-by-point comparison to a group of benchmarked companies.

A target incentive bonus program is established in February or March of each year by the Compensation Committee to set the measures against which the Corporation’s actual performance for that full year will be compared.  The categories of measures are usually the same for the various units and the Corporate staff, but in 2009 and before, the dollar amount for each target was individualized to the particular unit.2  For calendar year 2009, the key performance measures considered were the applicable operating income level (“Operating Income”) and a specific cash flow formulation (“Cash Flow”), as well as individually-assigned key base operating objectives (“KBOOs”) for each plan participant.  The weighting of the target objectives was 50% for Operating Income, 30% for Cash Flow and 20% for attainment of individual KBOOs.

In 2009, target bonuses for the 36 EMAIP participants ranged from 20% to 65% of total salary paid during 2009.3  Participants could have earned 25% (minimum threshold) or more of the target bonus, depending upon achievement against performance targets.  Each measurement had a minimum threshold that had to be met in order to qualify for any award for that category and a maximum level that permitted awards above 100%, but never above a stated ceiling.  In 2009, the minimum levels for both the Operating Income and the Cash Flow objectives were 70% of target, and the maximum levels were 110% of target for the Operating Income objective and for the Cash Flow objective, except that the Gear Products, Inc. minimum was 80% and the maximum was 110%.

2009 Corporate Staff Awards:   The Corporate Staff participants did not meet the target threshold but exceeded the minimum for their Operating Income objective, resulting in this factor being weighed at 17.3% instead of 50%; exceeded the minimum and almost met the target for their Cash Flow objective, which was reduced to 29.2% from 30%; and met their personal KBOOs, which were weighted at 20% of their awards.  As such, the total payout factor was 66.5% (17.3% + 29.2% + 20.0% = 66.5%) for the potential payout for the Corporate Staff.  That number, 66.5%, multiplied by a given individual’s target award stated as a percentage of calendar year 2009 paid salary (e.g., 50%),  produced the actual award percentage.  In the example given, the award would have been 33.3% of salary (66.5% x 50.0% =33.3%).

1 See discussion on page 23 with respect to the use of purchased literature and materials, but not separate consulting services in exchange for the payment of a retainer or fees, in connection with decisions regarding executive compensation for 2009.

2 Starting in 2010, there will be one uniform, Corporation-wide set of metrics and target levels.

3 The number includes James S. Osterman, who retired at the close of business on December 18, 2009 and who, as a result of a guaranteed bonus provision of his employment agreement, was paid $750,000 as a bonus during 2009; the total also includes Joshua L. Collins, who became President and CEO as of the close of business on December 18, 2009 and who has a bonus target potential of 91% for 2010 as a result of a provision of his employment agreement dated September 28, 2009, but who was paid a prorated bonus of $33,000 for 2009 at the discretion of the Compensation Committee.

Oregon Cutting Systems Group (“OCSG”) Awards: OCSG participants did not meet the target level for the Operating Income objective, but exceeded the minimum threshold, resulting in the applicable factor being 18.2% rather than 50%.  OCSG participants met the minimum threshold but not the target for their Cash Flow objective, reducing this factor from 30% to 29.4%.  The participants met their individual KBOOs at the targeted 20% weighting, resulting in a total actual payout factor of 67.6% of target (18.2% + 29.4% + 20.0% = 67.6%).  Using  a hypothetical 40% of 2009 paid salary as an individual’s target award, the actual award would have been 27% of salary (40% x 67.6% = 27.0%).

ICS Awards:  ICS participants did not qualify for the target level of either the Operating Income or the Cash Flow objectives; however, they met the minimum thresholds of each, making the Operating Income factor 15.7% rather than 50% and the Cash Flow factor 18.5% rather than 30%, together with the attainment of individual KBOOs, targeted at 20%, resulting in total actual payout factors of 54.2% (15.7% +18.5% + 20.0%=54.2%).  Using the payout factor and a hypothetical 30% target award, a participant would have received a 2009 bonus of 16.3% of 2009 paid salary (30% x 54.2%=16.3%).

Gear Products Awards:  Gear participants did not meet the minimum threshold target level for Operating Income, decreasing that measure from a factor of 50% to 0.0%.  They exceeded the Cash Flow target level, increasing that measure from 30% to 60%.  Most Gear participants also received 20% actual attainment of their individual KBOO’s, resulting in a total payout factor of 80% (0.0% + 60.0% + 20.0% = 80.0%).  Again, using a hypothetical 50% of 2009 paid salary as an individual target award, the actual payment would have been 40% of salary (50% x 80% = 40.0%).

The terminology “Corporate,” “OCSG,” “ICS” and “Gear Products” is used here to reflect legal entity differentions or consistency of presentation with recent prior Proxy Statements.  For financial reporting purposes, the Corporation is one segment, “Outdoor Products,” consisting of the Oregon (including the Oregon®, Carlton®, and Windsor® brand businesses and the Outdoor Equipment Products (“OEP”) lawn and garden business) and ICS product lines, and “corporate and other,” consisting of the corporate functions and gear component business.  For Human Resources purposes, the nomenclature is generally “Blount” (including Central Administrative functions and certain Executive Officers of Oregon Cutting Systems and ICS), “FLAG” (Forestry, Lawn and Garden, consisting of non-executive OCSG and OEP), “ICS” and “Gear.”  Given the changes in the EMAIP for 2010, payable in 2011, it is likely a more uniform classification will be used in the future.

Actual Financial Targets:  The actual financial targets for the Corporate staff for 2009 performance payable in 2010 were as follows:

Operating Income:                   $76,100,000 at target
Cash Flow:                                $77,400,000 at target.

The Corporation chooses not to disclose equivalent measures for the Oregon Cutting Systems Group, ICS product line or Gear, since (i) financial information is not publicly-available for these units and (ii) the Corporation believes that, as the only publicly-traded company in one of these lines of business, and as one of the few public companies in the other, disclosure of these financial goals, from which other financial information could be determined or extrapolated, would be an advantage for its competitors.  As can be seen from the “payout matrixes,” the goals for these other units were comparable in degree of difficulty of attainment to that of the Corporate goals.

The EMAIP annual bonuses are directly based upon performance against pre-established performance categories and measures, which are established annually by the Compensation Committee in February or March at its first regular meeting each year.  Infrequently, there have been circumstances that have led the Compensation Committee to award discretionary components to annual bonuses either (i) to reward particularly significant results or extraordinary occurrences or (ii) to recognize a mitigating factor or factors that prevented attainment of the targeted measures.

The EMAIP, as approved by the stockholders in 2006, contains provisions permitting such discretionary incentive bonuses under specified conditions; provided, however, the Committee does not have the authority to award discretionary incentive bonuses to the CEO or to other participants if those bonuses are required to qualify as performance-based compensation under Section 162(m) of the Code, absent a specific determination by the Compensation Committee accepting the loss of the corresponding tax deduction for the Corporation.

In 2007, the Committee awarded nine individuals discretionary bonuses for their roles in connection with the sale of the Forestry Division to Caterpillar Inc. on November 5, 2007.  These included $100,000 awarded to each of Messrs. Osterman, Jenness, Irving and a former Executive Officer who was in charge of the Forestry unit at the time of the sale, and a total of $62,146 awarded to two other Executive Officers and a member of the Legal Department.  In addition, another Executive Officer was awarded a $21,737 discretionary bonus to reflect his election to a newly-created business development position.

In 2008, the Committee awarded thirteen individuals a total of $355,000 in discretionary bonuses.  These included $85,000 awarded to Mr. Osterman, $45,000 to each of Messrs. Irving, Jenness and a third Executive Officer, $30,000 each to Mr. Saito and another Executive Officer, $15,000 each to two additional Executive Officers and two other officers and $5,000 each to one other officer and two other individuals.  All but one of these awards was given in connection with the Committee’s decision in February 2008 to offer certain discretionary awards to individuals who, during 2008, were successful either in completing a strategic transaction involving the Corporation or in positioning the Corporation to be a “stand-alone” public company following the sale of its former Forestry Division in November of 2007.  No strategic transaction was completed, but with the acquisition of the Carlton Holdings Company entities and certain other restructurings, it was felt that the Corporation was in a position to “stand-alone”.  (The thirteenth award was made to an individual in a unit with a low EMAIP payout, but who had made a significant individual contribution during 2008.)

Finally, the other exception to the general rule that annual bonuses are awarded for attainment of pre-determined performance objectives occurs when, as a matter of contract, an individual has a provision in his or her employment agreement that provides for either a specific amount for a particular year’s annual bonus or a minimum amount for a particular year’s or series of years’ bonuses.  This is the situation with respect to the guaranteed bonus provided to Mr. Osterman during 2009 and with respect to Mr. Collins’ current arrangement, under which he is entitled to a $500,000 bonus on a $550,000 annual salary to the extent the Corporation meets the financial targets of the current EMAIP.

2009 EMAIP Awards Granted in March 2010

Using the performance levels discussed above, the Named Executive Officers were awarded bonuses under the EMAIP as follows:

Joshua L. Collins, under the Corporate matrix and pro rata discretionary individual target award level:	$33,000
Calvin E. Jenness, under the Corporate matrix and using a 50% individual target award level:	$115,710
Russell L. German, under the Corporate matrix and using a 50% individual target award level:	$119,085
Kenneth O. Saito, under the Corporate matrix and and using a 50% individual target award level:	$114,713
Richard H. Irving, III, under the Corporate matrix and using a 50% individual target award level:	$115,710
All Executive Officers as a Group (10)*	$754,576
All Directors as a Group (0)	$0
All Other Employees1	$1,463,895
Total	$2,218,471

* The above listed five Named Executive Officers and five other Executive Officers, one of whom became an employee of the Corporation in December 2009; as a consequence, he did not receive a bonus for 2009.

1 Includes $750,000 in bonus payments made to Mr. James Osterman, the Corporation’s former CEO, who retired as an employee and CEO at the close of business on December 18, 2009.  Mr. Osterman’s bonus for 2009 was paid quarterly throughout the year as a result of a guaranteed minimum bonus feature in his employment agreement.

Long-Term Equity Incentives

The grant levels for the Corporation’s long-term equity incentive awards are established by considering competitive market data on grant levels and the amount of shares available for such grants under the applicable plan.  Individual grants are based on the duties of each participant in the Corporation, his or her present and potential contributions to the success of the Corporation and such other factors as the Compensation Committee deems relevant.  The choice of type of instrument for individual grantees is made by the Committee based, among other factors, on (i) the individual’s position; (ii) the potential tax consequences to the individual;  (iii) the applicable accounting treatment for the Corporation and (iv) the anticipated likely length of continued service, given the individual’s retirement eligibility or lack thereof.

The Corporation provides long-term incentives for employees through the 2006 Equity Incentive Plan, which was approved by the stockholders in 2006.  The Corporation uses stock options, SARs, RSAs and RSUs to align the interests of employees and stockholders.  Generally, stock options and SARs are granted with exercise prices at 100% or more of the fair market value of the stock on the date of grant.  Since February 2006, the closing sale price for the Corporation’s stock on the NYSE on the last trading day immediately preceding the effective date of the grant has determined the exercise price and the fair market value per share for such grants.

With the exception of grants for 2009, which are discussed below, it is the Corporation’s current policy to make a majority of grants under the 2006 Equity Plan on a date chosen by the Committee and proximate to the date of the February or March meeting, as applicable,  of the Compensation Committee.  (In addition, a small number of grants are made at other times throughout the year, either on the dates of regularly-scheduled meetings of the Compensation Committee in connection with exceptional circumstances, such as special retention circumstances or merger and acquisition activities, or from an amount of pre-approved grants that are available to the CEO for purposes of hiring or promotion.  These latter grants are discussed in more detail below.)

The Corporation generally chooses the February or March, as applicable, meeting of the Compensation Committee because it is the first meeting after the financial results for the completed fiscal year are known, and it coincides with the award of bonuses under the EMAIP and annual salary increases.  The Corporation tries to make stock awards and stock option grants at times when they will not be influenced by scheduled releases of information.  The Corporation does not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.  Similarly, it does not set the grant date of stock options to new executives in coordination with the release of material non-public information and, instead, these grants, like all other grants, have grant dates corresponding to the date of the February or March meeting, as applicable, or the next pre-selected off-cycle grant date.  The Corporation also generally sets the vesting period at one year or longer, typically, in three equal installments over three years.  The Corporation follows the same procedures regarding the timing of grants and vesting for its Executive Officers as it does for all other participants.

The 2006 Equity Plan replaced the Corporation’s 1999 Stock Incentive Plan (“1999 Plan”) and 2000 Stock Incentive Plan (“2000 Plan”) for future equity-based awards to employees and other participants and provided a number of additional authorized shares for future grants, as well as reallocated the number of authorized shares remaining for award under the 1999 Plan and 2000 Plan to the 2006 Equity Plan.  At the time of stockholder approval, the total number of shares available for award under the 2006 Equity Plan was 4,236,919, comprised of 3,500,000 newly authorized shares and 736,919 unused shares allocated from the 1999 Plan and 2000 Plan, including 62,000 shares remaining from the 1999 Plan and 2000 Plan of the original 75,000 total shares authorized by the Committee in December 2004 for future awards by the Chairman and CEO for the purposes of recruitment or special awards,1 plus lapsed or cancelled awards or options from grants outstanding under the 1999 Plan and

1 The reservation of 75,000 shares was established in December 2004.  In 2005, 13,000 such shares were used for grants to four individuals; no such shares were used for these purposes in 2006; in 2007, 12,500 shares were used for grants to [0] three persons; in 2008, 2,000 additional shares were used for a grant to one person; no such shares were used for these purposes in 2009, leaving 47,500 such shares available for recruitment purposes or special situations.  (There were two grants given in 2009 to recruit two newly-hired Executive Officers, one of whom was Mr. Collins, the President and CEO and an NEO; however, these grants were specifically and separately authorized by the Compensation Committees and did not come from this pre-authorized pool.)

2000 Plan.   Since then, 1,070,375 additional shares have been added to the 2006 Equity Plan’s total shares as a result of expired or terminated awards under the 1999 Plan or 2000 Plan.

The 2006 Equity Plan fulfills the Corporation’s needs for equity-based awards to employees and other participants for the next several years, provides for express limits or prohibitions on the use of certain types of awards or practices (such as discounted options and option repricing absent prior stockholder approval), delivers incentives that align long-term participant and stockholder interests and links compensation to stockholder return.

On August 19, 2009, 251,500 Performance Options and 348,700 Time Options, each with an exercise price of $15.00 per share, expired pursuant to the ten-year term limitation for these awards.  These options arose out of the Merger and Recaptialization and were issued under the 1999 Plan.  The shares representing those expired options have been added to the shares available under the 2006 Equity Plan.

Among the NEOs and former CEO, the total of expired options for each was as follows:

Mr. Osterman:	Performance Options for 60,000 Shares
Time Options for 60,000 Shares

Mr. Saito:	Performance Options for 17,500 Shares
Time Options for 17,500 Shares

Mr. Irving:	Performance Options for 50,000 Shares
Time Options for 50,000 Shares

One Other Executive Officer:	Performance Options for 14,000 Shares
Time Options for 14,000 Shares

Total (Four Individuals):	Performance Options for 141,500 Shares
Time Options for 141,500 Shares

Salary Increases and Equity Awards in 2009

All executive salaries were frozen without any increases in 2009.  The decision to freeze executive salaries was made early in 2009 based on the then current state of the global economy and its near-term prospects for the Corporation’s business.

Similarly, also in response to the then current global economic situation and business climate, no equity grants were awarded by the Compensation Committee at its February 2009 meeting, the time when such grants would customarily be awarded.  The Compensation Committee deferred any such grants in order to save the Corporation the cost that otherwise would be incurred as a result of the requirements of FASB Accounting Standards Codification Topic 718 (“ASC Topic 718”), formerly known as Statement of Financial Accounting Standards No. 123(R), relating to the expensing of certain equity grants, including those to retirement-eligible individuals.  In lieu of any awards, the Committee resolved to consider granting equity awards consisting of restricted stock, RSUs and SARs representing up to 475,000 shares of common stock in October 2009.  The resolution contained no allocation among the types of instruments or as to individual recipients.  The Committee reserved the right not to make the grant if, in its judgment, the Corporation’s financial performance has not exceeded that of comparable companies and of the economy generally.  In October 2009, at the suggestion of management and in light of the difficult, albeit improving economic conditions, the Committee opted to forego granting any equity awards in 2009 to existing executives.

Nonetheless, to attract new two new Executive Officers, the Committee did authorize a grant of options for 750,000 shares to Mr. Collins to recruit him to become the new President, Chief Operating Officer and CEO Designate.  The date of this grant was October 19, 2009, and the exercise price per share for the options was $9.14.  (As stated above, Mr. Collins subsequently became President and CEO as of the close of business, December 8, 2009.)  Likewise, the Committee authorized the grant of options for 100,000 shares to Mr. David A. Willmott to recruit him to become Senior Vice President – Corporate Development & Strategy.  The date of the grant was December 14, 2009, and the exercise price per share for the options was $9.52.

The fair market value for each grant was established using the closing sale price on the NYSE for the Corporation’s common stock on the last trading day before the date of grant.  Under new rules applicable to valuing equity instrument grants, it should be noted that the price on the date of grant for Mr. Collins, October 19, 2009 was $9.40 at close compared to the price at the end of the immediately prior trading day of $9.14.  Similarly, the closing price on December 11, 2009, the last trading day before Mr. Willmott’s grant date, was $9.52, whereas the closing price on the grant date was $9.72.  (To reflect these differences in dates of valuation, the Grants of Plan-Based Awards Table on page 38 below shows both values for these awards.)

Equity Awards in 2010

On March 4, 2010, the Compensation Committee awarded 75 employees equity incentive awards under the 2006 Equity Plan.  All of the recipients received a combination of stock-settled SARs and RSUs.  The percentage of 30% RSUs and 70% SARs for each individual was based on the fair value of the instruments.  The awards represent 118,064 shares for the RSUs and 548,629 shares for the SARs.  The grant date of the award was March 11, 2010.  The exercise price for the SARs was $11.85 per share based on the closing sale price for the Corporation’s stock on the NYSE on March 10, 2010, the last trading day immediately prior to the grant date.  Although the Corporation has used this “closing sales price at the end of the last trading date prior to the date of grant” pricing formula for many years, under new rules applicable to valuing equity instrument grants, it should be noted that the price on the date of grant, March 11, 2010, from opening to closing, was substantially below the price used for the grant as shown at the Grant of Plan-Based Awards table on page 38.

Both the SAR and RSU grants vest in 12 quarterly installments, with the first 1/12 of the total award vesting on June 30, 2010, followed by 1/12 each calendar quarter end thereafter on September 30, 2010, December 31, 2010, March 31, 2011 and so on until March 31, 2013, at which time the final 1/12 vest.  The shares representing the  vested SARs and RSUs are restricted from sale or other transfer until March 31, 2013, except that, in the case of a death or disability that occurs prior to that date, the recipient or his or her heir or estate can immediately sell or transfer any vested shares for a period of one year from the date of death or disability.  Any SAR or RSU awards unvested on the date of the occurrence of any death, disability, retirement or other termination from employment will be forfeited.

This treatment differs from previous provisions and practice under the 2006 Equity Plan whereby awards unvested at the time of a qualified retirement under the Blount Retirement Plan continued to vest pursuant to the existing vesting schedule applicable to the particular award.  Similarly, the quarterly vesting and three-year restriction period differ from the annual vesting and restriction period only until vested practice previously used.  The uniform ratio of RSUs and SARs among all grantees differs from the previous distinction between senior executives (all RSUs or RSAs) and other grantees (all options or SARs.)  The Corporation believes that the new features produce an excellent alignment of interest between management and the other stockholders.

Among the 75 grantees, all five Named Executive Officers and the other Executive Officers received awards as follows:
	Number of RSUs	Number of SARs

Joshua L. Collins, President & CEO	18,987	88,232
Calvin E. Jenness, Senior Vice President &	6,608	30,705
Chief Financial Officer
Kenneth O. Saito, Senior Vice President –	6,551	30,440
Manufacturing & Operations
Russell L. German, Senior Vice President –	6,800	31,600
Carlton Operations
Richard H. Irving, III, Senior Vice President,	6,608	30,705
General Counsel & Secretary
All Executive Officers	64,966	301,884
As a Group (10)
All Directors Not Listed Above
As a Group	0	0
All Other Employees (65)	53,098	246,745
Total Shares:	118,064	548,629

Perquisites and Other Benefits

Perquisites represent a small part of the Corporation’s overall compensation package.  The perquisites and other personal benefits that are provided senior management are reviewed annually.  The primary perquisites are financial planning and tax preparation services; club memberships; previously, including during 2009,  the use of Corporation-provided vehicles, which included the cost of insurance, fuel and maintenance; the reimbursement of certain out-of-pocket costs for various medical benefits, including the co-pays, deductibles and other amounts in excess of the regular medical plan benefits; and payments to cover the tax liability to the executives for the imputed value of such benefits.  Some of these perquisites, such as the vehicle program, were offered to a relatively large number of employees in addition to senior management.  Others, such as the Corporation’s charitable contribution match, up to $5,000 for the CEO and up to $2,500 for other employees, are available to all employees.  (The $2,500 limit was lowered to $1,250 in 2009.)  With respect to each perquisite, the business need is evaluated.  For example, the Corporation believes that good financial planning by experts reduces the amount of time and attention that senior management must spend on that subject.  Based on this type of evaluation, it was decided to terminate the vehicle benefit as of April 30, 2010 at most locations, including all domestic locations, except for certain sales and marketing employees whose primary use of their vehicles is business-related.  In recognition that the automobile component, including coverage of related expenses, was part of each executive’s original compensation package, there will be a $14,000 or $15,000, depending upon pay grade, adjustment to each of the executives’ salaries in 2010.

Compensation Committee Report

The members of the Compensation Committee, all of whom are independent Directors, have reviewed the Compensation Discussion and Analysis and discussed its content with management.  Based on its review and the discussions with management, the Committee has recommended to the full Board that the Compensation Discussion and Analysis be incorporated by reference in the Corporation’s Annual Report on Form 10-K for 2009 and included in the 2010 Proxy Statement.

COMPENSATION COMMITTEE1

Robert D. Kennedy, Chairman
R. Eugene Cartledge, Member
E. Daniel James, Member

EXECUTIVE OFFICERS

The Executive Officers of the Corporation for purposes of the compensation tables, in addition to Mr. Collins, who is also a Director nominee, as of March 29, 2010, are:
Name	Office	Year First Elected to Such Office		Age

Mark V. Allred	Vice President – Corporate Controller	2007		52
Russell L. German	Senior Vice President – Carlton Operations	2008		60

Richard H. Irving, III	Senior Vice President, General Counsel and Secretary	1995 and 1999		66
Calvin E. Jenness	Senior Vice President and Chief Financial Officer	2002		54
Dale C. Johnson, Jr.	Vice President – Corporate Human Resources	2004		61
Cyrille B. Michel Kenneth O. Saito James L. VanderZanden	Senior Vice President – Sales & Customer Support Senior Vice President – Manufacturing & Operations Senior Vice President – Business Development and President ICS	2008 2002 2008	2	52 62 45
David A. Willmott	Senior Vice President – Corporate Development and Strategy	2009		40

Each of these Executive Officers serves at the pleasure of the Board; however, the terms of any Executive Officer’s employment agreement, where applicable, which are discussed generally at pages 52 through 53, control the rights and obligations attendant to any termination.  There were no arrangements or understandings with any other person pursuant to which any Officer was elected.  The Executive Officers of the Corporation may also be Directors or Officers of subsidiaries of the Corporation.

Mark V. Allred was elected Vice President - Controller in February 2007, with the title changed to Vice President - Corporate Controller on February 20, 2008.  Prior to February 2007, he served as Corporate Controller for the Corporation, then a non-Executive Officer position, from January 2005.  Previously, he served as Vice President of Finance and Corporate Controller at Crown Pacific Partners LP from 2003 to 2004.

Russell L. German was elected Senior Vice President - Carlton Operations on December 9, 2008.  He

1 As stated, Mr. Eliot M. Fried served as Chairman of the Compensation Committee and Member of the Audit Committee throughout 2009.  He tendered his resignation as Lead Director, Director, Chairman of the Compensation Committee and member of the Audit and Nominating & Corporate Governance Committees effective as of December 31, 2009.

2 Elected an Executive Officer as President of the Oregon Cutting Systems Group in 2002; elected to current Executive Officer position on February 20, 2008.

joined the Corporation on May 2, 2008 at the time of the Corporation’s acquisition of the Carlton entities.  Previously, Mr. German served as President and Chief Executive Officer of Carlton Holdings Company of Milwaukie, Oregon from January 1998 until May 2008.

Richard H. Irving, III was elected Senior Vice President and General Counsel in April 1995, and Secretary of the Corporation in August 1999 at the time of the Merger and Recapitalization.  Prior to April 1995, he served from 1986 as Vice President, General Counsel and Secretary of Duchossois Industries, Inc., a diversified privately-held company in Elmhurst, Illinois.

Calvin E. Jenness was elected Senior Vice President, Chief Financial Officer and Treasurer in August 2002.  In February 2005, he relinquished the Treasurer position.  Prior to August 2002, he served as Vice President and Corporate Controller and Treasurer from June 2001 and as Vice President and Corporate Controller from September 2000.  Previously, he served as Vice President and Chief Financial Officer of Bryan Foods, a division of Sara Lee Corporation, from 1998.

Dale C. Johnson, Jr. was elected Vice President – Corporate Human Resources in April 2004.  Prior to that date, he served as Director of Human Resources from July 2003.  Mr. Johnson previously served as Corporate Manager of Human Resources for CH2M HILL Industrial Design and Construction, Inc. from 1997 to 2002.

Cyrille B. Michel was elected Senior Vice President – Sales & Customer Support on February 20, 2008.  Previously, he served as Vice President of Marketing for the Corporation’s Oregon Cutting Systems Group from 1998.  Prior to that, Mr. Michel served Oregon Cutting Systems Division as Zone Manager – North America from 1993 and Division Controller from 1988.

Kenneth O. Saito was elected Senior Vice President – Manufacturing & Operations on February 20, 2008.  Previously, he was elected President of the Oregon Cutting Systems Group in August 2002.  Prior to that date, he served as Senior Vice President – Finance & Administration of Oregon Cutting Systems Group from 1997.  He joined the Oregon Cutting Systems Division in March 1973.

James L. VanderZanden was elected Senior Vice President – Business Development on February 20, 2008.  Previously, he was appointed President of the ICS product line, a position he continues to hold, in 2002 and General Manager of ICS in 1994.  Mr. VanderZanden joined the Corporation in 1987.

David A. Willmott was elected Senior Vice President – Corporate Strategy & Development on December 14, 2009.  Previously, Mr. Willmott had over fifteen years in private equity investment management experience with Collins Willmott & Co. LLC from 2008 to 2010, with Lehman Brothers Inc. from 1997 to 2008 and with Merrill Lynch from 1992 to 1995.

EXECUTIVE COMPENSATION

The following table summarizes for the fiscal years 2009, 2008 and 2007 all plan and non-plan compensation awarded to, earned by, or paid to the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated Executive Officers other than the CEO and CFO of the Corporation who were serving in Executive Officer capacities on December 31, 2009:  (collectively, all five being the “Named Executive Officers” or “NEOs”) (In addition, Mr. James S. Osterman served as Chairman of the Board and CEO until retiring as an employee at the close of business on December 18, 2009.  He continues as a non-employee Chairman until the Meeting.  Compensation information has been included for Mr. Osterman, although he was not an NEO since he was not an employee of the Corporation on December 31st.):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6) ($)	All Other Compensation (7) ($)	Total ($)
Joshua L. Collins	2009	84,615	-0-	-0-	3,183,750	33,000	0	0	3,301,365
President & Chief	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Executive Officer	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Calvin E. Jenness	2009	348,005	0	0	0	115,710	88	68,495	532,298
Sr. Vice President &	2008	343,581	45,000	250,530	0	224,702	4,341	69,404	919,851
Chief Financial	2007	321,153	100,000	212,580	0	129,585	(5,322)	63,678	668,144
Officer
James S. Osterman	2009	1,469,522	750,000	0	0	0	27,613	253,966	2,501,101
Chairman & Chief	2008	745,775	835,000	632,290	0	0	(41,924)	153,452	2,324,593
Executive Officer	2007	640,385	650,000	543,260	0	0	(74,559)	138,853	1,897,939
(ret.)
Kenneth O. Saito (8)	2009	345,010	0	0	0	114,713	26,247	97,007	582,977
Sr. Vice President –	2008	343,084	30,000	167,970	0	284,588	55,245	69,405	950,292
Manufacturing &	2007	333,077	0	212,580	0	182,526	(71,667)	66,925	723,117
Operations
Russell L. German	2009	358,149	0	0	0	119,085	0	93,587	570,821
Sr. Vice President –	2008	371,924	0	0	0	198,056	0	47,026	617,006
Carlton Operations	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Richard H. Irving, III	2009	348,005	0	0	0	115,710	(28,301)	80,748	516,162
Sr. Vice President,	2008	345,504	45,000	250,530	0	225,960	14,943	80,161	962,098
General Counsel &	2007	332,500	100,000	212,580	0	134,164	9,719	81,871	870,834
Secretary

(1)
Salary represents salary actually paid during 2007, 2008 or 2009.  No raises were granted any Executive Officer in 2009.  Mr. Osterman’s total includes a $676,246 payment representing both then current accrued vacation pay and $566,980 of “banked” vacation pay dating back through December 31, 1993, the time when the Corporation terminated the practice of such banking.  This amount banked was then accrued annually at Mr. Osterman’s then current pay rate up through the time of his retirement.

(2)
Reflects the guaranteed bonuses to which Mr. Osterman was entitled pursuant to his Employment Agreement in 2007, 2008 and 2009, plus the $100,000 discretionary bonus for 2007, and the $85,000 discretionary bonus paid for 2008.  Messrs. Irving and Jenness also each received $100,000 discretionary bonuses for 2007.  Messrs. Irving and Jenness each received $45,000 discretionary bonuses and Mr.  Saito $30,000 in 2008.

(3)
No equity instrument awards were made in 2009 except for the grant of options for 750,000 shares to Mr. Collins upon becoming an employee on October 19, 2009 and options for 100,000 shares to another newly-hired Executive Officer upon his becoming an employee on December 14, 2009.  Amounts shown reflect the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718 for 2009, 2008 and 2007.  The amounts previously reported for certain individuals for 2008 and 2007 have been restated in accordance with new SEC rules relating to executive compensation disclosure.  (As a result, the “Total” compensation column, which has not been restated in 2008 and 2007, does not tie out for these individuals.)  Pursuant to the SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions.  Assumptions used in the calculation of these amounts are set forth at Note 16, “Stock-Based Compensation,” to the Corporation’s audited consolidated financial statements for the year ended December 31, 2009, included in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 9, 2010.

(4)
No equity instrument awards were made in 2009 except for the grant of options for 750,000 shares to Mr. Collins upon becoming an employee on October 19, 2009 and options for 100,000 shares to another newly-hired Executive Officer upon his becoming an employee on December 14, 2009.  Amounts shown reflect the aggregate grant date fair value of the award computed in accordance with ASC Topic 718 for the years indicated.  The amounts previously reported for certain individuals for 2008 and 2007 have been restated in accordance with new SEC rules relating to executive compensation disclosure.  (As a result, the “Total” compensation column, which has not been restated in 2008 and 2007, does not tie out for these individuals.)  Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  Assumptions used in the calculation of these amounts are set forth at Note 16, “Stock-Based Compensation,” to the Corporation’s audited consolidated financial statements for the year ended December 31, 2009, included in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 9, 2010.

(5)
Reflects payments under the EMAIP in February 2008 based upon the achievement of specific business line and individual performance objectives established for calendar year 2007,  payments in February 2009 for achievement of such performance objectives established for calendar year 2008 and payments in February 2010 for achievement of each performance objectives established for calendar year 2009.

(6)
Reflects the actuarial increase or decrease at December 31, 2007, December 31, 2008 and December 31, 2009, respectively, in the present value of the NEOs accumulated benefits under all pension plans (qualified and nonqualified) established by the Corporation at the earliest unreduced retirement age, determined using interest rate and mortality assumptions consistent with those used in the Corporation’s financial statements and including amounts that the NEO may not currently be entitled to receive because such amounts have not yet vested.  The changes in the actuarial present value of the Named Executive Officers’ accumulated retirement benefits during 2009 were as follows:  Mr. Jenness, $88; Mr. Osterman, $27,613; Mr. Saito, $26,246; and Mr. Irving, -$28,301.

(7)	See the All Other Compensation Table below for additional information.

(8)	Mr. Saito served as President of the OCSG, also an Executive Officer position, from 2002 until his election to his current position in February 2008.

ALL OTHER COMPENSATION TABLE
Name	Year	Financial and Tax Planning ($)(1)	Executive Medical Plan ($)(2)	Social Club Fees ($)(3)	Auto Expenses ($)(4)	Life Insurance Premiums ($)(5)	Charitable Contri- butions ($)(6)	Company Contributions to 401(k) and Supplemental Savings Plan ($)(7)	Tax Payments ($) (8)	$ Total
	2009	0	0	0	0	0	0	0	0	0
Joshua L.	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Collins	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2009	0	9,176	0	11,573	0	0	38,104	9,642	68,495
Calvin E.	2008	0	14,595	0	12,029	0	0	32,758	10,022	69,404
Jenness	2007	0	13,010	0	11,804	0	0	29,029	9,835	63,678
	2009	48,668	5,688	6,903	35,598	0	2,700	118,999	35,411	253,966
James S.	2008	6,500	3,651	6,372	11,855	0	4,875	99,597	20,602	153,452
Osterman	2007	6,500	6,947	7,19	10,246	0	2,425	85,587	19,950	138,853
	2009	805	21,530	5,780	8,931	0	885	46,836	12,240	97,007
Kenneth O.	2008	0	3,792	5,580	10,460	0	1,075	35,127	13,371	69,405
Saito	2007	0	3,853	5,317	10,271	0	2,000	32,496	12,988	66,925
	2009	0	64,343	0	4,819	0	0	20,410	4,015	93,587
Russell L.	2008	0	33,972	0	9,945	0	0	0	3,109	47,026
German	2007	0	N/A	0	N/A	N/A	N/A	N/A	N/A	N/A
	2009	915	16,190	0	5,100	8,900	1,250	41,674	6,719	80,748
Richard H.	2008	875	9,097	0	12,410	8,900	2,500	35,310	11,069	80,161
Irving, III	2007	1,230	11,358	0	11,721	8,900	2,500	33,513	12,649	81,871

(1)	The amounts shown represents the amount paid by the Corporation or reimbursed to the Named Executive Officer for personal financial and tax planning.

(2)
The NEOs participate in an executive medical program that reimburses the executive’s out-of-pocket costs for various medical benefits, including the co-pays, deductibles and other amounts payable under the Corporation’s medical plan.  The amount shown reflects the actual amounts reimbursed by the Corporation, plus an allocation of the fees paid by the Corporation for the administrative costs associated with the plan.

(3)
The Corporation pays or reimburses Messrs. Collins, Osterman and Saito for their initiation fees, assessments and dues for membership in certain country clubs or luncheon clubs.  The amount paid on behalf of Mr. Collins in 2009 was $0, since he joined the Corporation on October 19, 2009.

(4)
The amount shown includes the value of that portion of the Corporation’s lease of an automobile attributed to the personal use of the NEO, as well as the reimbursement of the actual documented cost of related maintenance and fuel expenses.  (This program will be discontinued as of April 30, 2010.)

(5)	The amount shown represents premiums paid for NEO life insurance.

(6)
The Corporation matches gifts made by NEOs and all other employees to approved charitable organizations up to 50% of the grant, with a maximum accumulated match of $5,000 per year for the CEO and up to $2,500 per year for all other employees through 2008.  This maximum for employees other than the CEO was reduced in 2009 to $1,250 per year.  The amounts shown represents the matching gift made by the Corporation during 2007, 2008 and 2009 on each executive’s behalf.

(7)
Amounts shown reflect the Corporation’s matching contributions and “savings plus” contributions to each of the qualified 401(k) plan and the nonqualified Supplemental Retirement Savings Plan. The Corporation’s nonqualified defined contribution plan, the Blount International, Inc. Supplemental Retirement Savings Plan, credits earnings based on hypothetical investments in funds that mirror the investment options under the Corporation’s qualified 401(k) plan, and thus does not credit any above-market or preferential earnings.

(8)
Amounts shown represent reimbursement of federal and state income and employment taxes on personal benefits, as applicable, including financial planning and tax services, club memberships, executive life insurance and personal use of the Corporation’s vehicles.

GRANTS OF PLAN-BASED AWARDS FOR 2009

The table below sets forth information regarding grants of plan-based awards made to each of the Named Executive Officers during 2007, 2008 and 2009:  (Please see discussion at pages 31-32 above regarding grants made on March 11, 2010.)

						All
						Other	All Other			Grant
						Stock	Equity			Date
			Estimated Possible Payouts			Awards:	Incentive	Exercise	Closing	Fair
			Under Non-Equity			Number	Awards:	or Base	Market	Value of
			Incentive Plan Awards (2)			of	Number of	Price of	Price	Stock
						Shares	Securities	Equity	on	and
		Date of				of Stock	Underlying	Incentive	Date of	Stock
	Grant	Committee	Threshold	Target	Max.	or Units	Options	Awards	Grant	Options
Name	Date (1)	Approval	($)	($)	($)	(#) (3)	(#)	($/sh) (4)	($/sh)	($) (5)
Joshua L.	10/19/2009	10/16/2009	N/A	N/A	N/A	-0-	750,000	9.14	9.40	3,183,750
Collins

	12/31/2009		43,501	174,003	348,005
Calvin E.	3/1/2008	2/20/2008	137,432	171,791	343,581	21,000	-0-	N/A	N/A	250,530
Jenness	3/1/2007	2/23/2007	40,144	160,577	321,153	18,000	-0-	N/A	N/A	212,580

	12/31/2009		121,875	487,500	975,000
James S.	3/1/2008	2/20/2008	387,803	484,754	969,508	53,000	-0-	N/A	N/A	632,290
Osterman	3/1/2007	2/23/2007	104,063	416,250	832,500	46,000	-0-	N/A	N/A	543,260

	12/31/2009		43,126	172,505	345,010
	5/28/2008	5/28/2008	N/A	N/A	N/A	7,000	-0-	N/A	N/A	96,390
Kenneth O.	3/1/2008	2/20/2008	137,234	171,542	343,084	6,000	-0-	N/A	N/A	71.580
Saito	3/1/2007	2/23/2007	41,635	166,539	330,077	18,000	-0-	N/A	N/A	212,580

Russell L.	12/31/2009	—	44,769	179,075	358,149
German

	12/312009		43,501	174,003	348,005
Richard H.	3/1/2008	2/20/2008	138,202	172,752	345,504	21,000	-0-	N/A	N/A	250,530
Irving, III	3/1/2007	2/23/2007	41,563	166,250	332,500	18,000	-0-	N/A	N/A	212,580

(1)
With the exception of the options for 750,000 shares granted Mr. Collins upon his becoming an employee of the Corporation on October 19, 2009, no equity instrument awards were given to any NEO during 2009.

(2)
Reflects the potential payment levels under the EMAIP, as approved by the Compensation Committee in February 2007, 2008 and 2009, as applicable.  Threshold is the lowest payment available at the lowest level of performance prescribed by the plan and equals 25% of the target amount; maximum is 200% of such target amount.  The minimum payment is $0.  Actual payments under the EMAIP for 2009 are shown in the Summary Compensation Table and are described above under “Short-Term Non-Equity Incentives: The Executive Management Annual Incentive Plan” in the Compensation Discussion and Analysis.  Mr. Osterman participated in the EMAIP, but was also guaranteed a minimum bonus for 2009 of $750,000, pursuant to his Employment Agreement.  If the actual bonus payable to Mr. Osterman under the EMAIP had exceeded $750,000, Mr. Osterman would have been paid such higher amount; however, for 2009, the contractually-guaranteed bonus exceeded the amount Mr. Osterman would have been paid at the actual payout levels applicable to the Corporate Staff at his 65% target level.  In February 2008 for 2007, Messrs. Osterman, Jenness and Irving were also each awarded a discretionary bonus of $100,000 by the Compensation Committee in connection with the role each played in the sale of the Forestry Division to Caterpillar Inc. on November 5, 2007.  Three other individuals, two of whom are Executive Officers, received amounts as discretionary bonuses in connection with this sale.  Another Executive Officer received a discretionary bonus of $21,737 to reflect his new assignment relating to new product development.  In February 2009 for 2008, Mr. Osterman received a discretionary bonus of $85,000; Messrs. Jenness, Irving and a third Executive Officer received discretionary bonuses of $45,000 each; Mr. Saito received a discretionary bonus of $30,000.  Three other Executive Officers, other than the four mentioned above, also received discretionary bonuses in February 2009 for 2008.

(3)
 On August 24, 2006, Mr. Osterman received a grant of 35,256 shares of restricted stock under the Corporation’s 2006 Equity Plan, 23,500 of which vested on August 24, 2008 and the remaining 11,756 of which vested on August 24, 2009.

The entries in 2008 and 2007 reflect RSA or RSU awards, depending on each individual’s then current retirement eligibility under the Blount Retirement Plan, awarded the above NEOs by the Compensation Committee in 2008 and 2007.  Messrs. Saito and Irving received RSUs, and Mr. Jenness received RSAs.  Mr. Osterman, the retired CEO, also received RSUs.  Each award vests 1/3 each on the first-year, second-year and third-year anniversaries of the grant date; provided, however, Mr. Osterman’s remaining unvested awards vested upon his retirement as an employee of the Corporation on December 18, 2009.

(4)
Since February 2006, the exercise price for options and SARs and the fair market value of equity incentive instruments have been established as the closing price for the Corporation’s stock on the NYSE on the trading day immediately preceding the effective date of the grant.  The grant date fair value of each restricted stock award and each RSU award equals the number of shares subject to the award, multiplied by the closing price of the Corporation’s stock on the last trading day prior to the grant date.

(5)
The grant date fair value of each stock award, option award and SAR award is determined pursuant to ASC Topic 718.  Assumptions used in the calculation of these amounts are included in Note 16, “Stock-Based Compensation,” to the Corporation’s audited consolidated financial statements for the year ended December 31, 2009, as included in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 9, 2010 for Fiscal Year 2009.

Discussion of Summary Compensation and Plan-Based Awards Tables

The Corporation’s executive compensation policies and practices, pursuant to which the compensation amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards table were paid or awarded, are described above in the “Compensation Discussion and Analysis.”  A summary of certain material terms of the compensation plans and arrangements is set forth below.

EMAIP (Non-Equity Incentive Plan) Summary 1

The Committee generally targets annual bonuses at the perceived market median for expected levels of performance, with upside opportunities for superior performance.  The Committee sets these target performance measures in February or March of each year based largely on management’s confidential business plan and budget for the coming year, which typically includes planned revenue growth, cost reductions and profit improvement.  All of the Named Executive Officers participate in the EMAIP.  Awards earned under the EMAIP are contingent upon employment with the Corporation through the end of the fiscal year, except for payments made in the event of death, retirement or disability, reduction-in-force or in the event of a change-in-control or sale of a business unit, when pro rata awards are generally made for the then current year.

The ultimate amount paid to an executive under EMAIP is a function of four variables:

●	the executive’s bonus award level;
●	the EMAIP goals established by the Committee for the executive, including those based upon the attainment of certain levels of financial measures for the Corporation or other relevant business unit;
●	the payout amounts established by the Committee that correspond to threshold, target and maximum levels of performance; and
●	the Committee’s determination of the extent to which the goals were met.

                Actual payouts under EMAIP depend on the level at which the performance measures are achieved.  Achievement at target for each performance measure results in a final award payout factor equal to the target incentive award payment.  Performance below the minimum threshold performance level results in no final award payment.  Performance above the target performance benchmark produces an award greater than the target award.

1 See also, a related discussion of the EMAIP set forth at pages 26 to 29, above.

 In 2009, the maximum for operating income was 120%, for cash flow 60% and 20% for individual performance measurement, all of which together added up to 200% of the target award in 2009.  Straight-line interpolation is used to calculate payout values between minimum, target, and maximum levels.

Thus, for 2009, the EMAIP award payouts by performance measure and business line are set forth in the following table:

	Operating Income (%)	Cash Flow (%)	Individual Performance (%)		Total (%)
Percent at Target	50%	30%	20%		100%
Actual Percentage
Corporate	17.3%	29.2%	20	%*	66.5%
OCSG	18.2%	29.4%	20	%*	67.6%
ICS	15.7%	18.5%	20%		54.2%
Gear	0.0%	60%	20	%*	80%

*A few individuals within these units achieved less than the 20% target level; however, a significant majority, including all of the NEOs, did achieve the 20% level.

Actual Financial Targets

The actual financial targets for the Corporate staff for 2009 performance payable in 2010 were as follows:

Operating Income:                   $76.1 million at target
Cash Flow:                                $77.4 million at target.

The Corporation chooses not to disclose equivalent measures for the Oregon Cutting Systems Group, ICS product line or Gear, since (i) financial information is not publicly available for these units and (ii) the Corporation believes that, as the only publicly-traded company in one of these lines of business, and one of only a few publicly-traded companies in the others, disclosure of these financial goals, from which other financial information could be determined or extrapolated, would be an advantage for its competitors.  As can be seen from the “payout matrixes,” the goals for these other units were comparable in degree of difficulty of attainment to that of the Corporate goals.

Outstanding Equity Awards at Fiscal Year-End for 2009

A complete description of awards under the Corporation’s long-term equity incentive program is set out at pages 29-30 above.  The table below sets forth the number of securities underlying outstanding plan awards for each Named Executive Officer as of December 31, 2009:  (For a discussion of equity incentive awards for 2010, see discussion at pages 31-32.)  In 2009, no equity awards were made to any NEO or Mr. Osterman other than a grant of options for 750,000 shares granted to Mr. Collins at the time he joined the Corporation on October 19, 2009.

	Equity Incentive Awards				Stock Awards
	Number of
	Securities	Number of			Number of	Market Value of
	Underlying	Securities			Shares or	Shares or Units
	Unexercised	Underlying	Option	Option	Units of Stock	of Stock that
	Options	Unexercised Options	Exercise	Expiration	That Have Not	Have not Vested
Name	(#) Exercisable (1)	(#) Unexercisable (2)	Price ($)	Date	Vested (#) (3)	($) (4)
Joshua L. Collins	0	750,000	$9.14	10/19/2019	0	$0

Calvin E. Jenness	5,000	0	$8.4313	09/11/2010
	5,000	0	$8.4313	09/11/2010
	5,000	0	$5.0000	06/29/2011
	9,000	0	$3.0280	02/14/2012
	25,000	0	$3.8660	11/05/2012
	25,000	0	$5.0500	11/05/2013
	13,750	0	$16.6200	12/21/2014
	11,250	0	$16.6200	12/21/2014
	40,000	0	$16.7600	02/21/2016	20,000	$202,000
James S. Osterman	150,000	0	$5.0000	06/29/2011
	39,400	0	$3.0280	02/14/2012
	150,000	0	$2.8500	03/15/2012
	50,000	0	$5.0500	02/02/2014
	27,500	0	$16.6200	12/21/2014
	22,500	0	$16.6200	12/21/2014	0	$0

Kenneth O. Saito	7,000	0	$5.0000	06/29/2011
	18,655	0	$3.0280	02/14/2012
	80,000	0	$3.8660	11/05/2012
	45,000	0	$5.0500	11/05/2013
	13,750	0	$16.6200	12/21/2014
	11,250	0	$16.6200	12/21/2014
	40,000	0	$16.7600	02/21/2016	14,667	$148,137
Russell L. German	0	0	N/A	N/A	0	N/A

Richard H. Irving, II	15,000	0	$5.0000	06/29/2011
	15,000	0	$3.0280	02/14/2012
	25,000	0	$3.8660	11/05/2012
	25,000	0	$5.0500	11/05/2013
	13,750	0	$16.6200	12/21/2014
	11,250	0	$16.6200	12/21/2014
	40,000	0	$16.7600	02/21/2016	20,000	$202,000

(1)
The options with an expiration date of December 21, 2014 were granted on December 21, 2004 under the Corporation’s 1999 Stock Incentive Plan and 2000 Stock Incentive Plan and vested in full on December 21, 2007.  The awards with an expiration date of February 21, 2016 are Stock Appreciation Rights that were granted on February 21, 2006 under the Corporation’s 1999 Plan, as amended.  These SARs vested in three equal installments of 13,333 on February 21, 2007, February 21, 2008 and February 21, 2009 for Messrs. Jenness, Irving and Saito.

(2)
The only unvested options or SARs shown are Mr. Collins’ options for 750,000 shares, which were granted on October 19, 2009 and vest in three equal installments on the first, second and third anniversaries from the date of grant.

(3)
The 2007 grants of RSUs for Messrs. Saito (18,000) and Irving (18,000) and the grant of restricted stock for Mr. Jenness (18,000 shares) vest in three equal installments, 1/3 of which vested on March 1, 2008, 1/3 of which vested on March 1, 2009 and 1/3 of which vested on March 1, 2010.  The 2008 grants of RSUs for Messrs. Irving (21,000 shares) and Saito (6,000 shares) and the 2008 grant of restricted stock for Mr. Jenness (21,000 shares) vest in three equal installments, 1/3 of which vested on March 1, 2009, 1/3 of which vested on March 1, 2010 and 1/3 of which will vest on March 1, 2011.  The RSUs that Mr. Saito was granted on May 22, 2008 (7,000 shares) vest in three equal parts, 1/3 vested on May 22, 2009, 1/3 will vest on May 22, 2010 and 1/3 on May 22, 2011.  All of the unvested 50,667 shares of Mr. Osterman’s grants of 46,000 RSUs in 2007 and 53,000 RSUs in 2008 vested upon his retirement as an employee of the Corporation on the close of business on December 18, 2009.

(4)	Based on the closing price of the Corporation’s common stock as of December 31, 2009 ($10.10), the last trading day of the year, as reported on the NYSE.

Option Exercises and Stock Vested Table

The following Option Exercises and Stock Vested table provides additional information about the value realized by the Named Executive Officers upon exercise of stock options and SARs and upon vesting of restricted stock and RSUs during the year ended December 31, 2009.

	Option Awards*			Stock Awards**

				Number of
	Number of Shares			Shares
	Acquired on		Value Realized	Acquired on		Value Realized
Name	Exercise		on Exercise	Vesting		on Vesting
	(#)		($)	(#)		($)
		Date			Date
		dd/mm/09	(1)		dd/mm/09	(e)(2)

Joshua L. Collins	—		—	—	N/A	—

Calvin E. Jenness	—		—	6,000	3/1/09	$43,200
				7,000	3/1/09	$50,000

James S. Osterman	—		—	15,333	3/01/09	$110,398
				11,752	8/24/09	$111,291
				15,334	12/18/09	$153,493
				35,334	12/18/09	$353,693

Ken O. Saito	—		—	6,000	3/1/09	$43,200
				2,000	3/1/09	$14,400
				2,333	5/28/09	$19,434

Russell L. German	—		—	—	N/A	—

Richard H. Irving, III	—		—	6,000	3/1/09	$43,200
				7,000	3/1/09	$50,400

*	Stock-based SARs representing 13,333 shares for each of Messrs. Jenness, Irving and Saito vested on February 21, 2009.

**
As stated at page 6 at footnote 5 to the Principal Stockholders chart, on March 17, 2009, three of the above Named Executive Officers and Mr. Osterman, as well as eleven other individuals, surrendered a portion of the RSAs or RSUs that vested in March 2009 in order to pay taxes due on the event of vesting.  The shares surrendered by each NEO are as follows:

(1)
This amount represents the difference on the date of exercise between the exercise price of the stock options and the closing market price of the Corporation’s common stock on the NYSE on that same date.

(2)	These amounts represent the product of the number of shares vested and the closing price of the Corporation’s common stock on the NYSE on the vesting date.

Name	Shares Surrendered	Date
Joshua L. Collins	0	N/A
James S. Osterman	11,699	3/17/09
Calvin E. Jenness	4,609	3/17/09
Richard H. Irving, III	4,609	3/17/09
Kenneth O. Saito	2,836	3/17/09
	828	6/03/09
Russell L. German	0	N/A

Similarly, although occurring in 2010, on March 16, 2010, these same three NEOs surrendered the following shares for the same purpose with respect to the 2010 vesting of RSUs or RSAs granted in 2007 and 2009.

Name	Shares Surrendered	Date
Joshua L. Collins	0	N/A
James S. Osterman	0	N/A
Calvin E. Jenness	4,869	3/15/10
Richard H. Irving, III	4,869	3/15/10
Kenneth O. Saito	2,996	3/15/10
Russell L. German	0	N/A

Mr. Osterman surrendered 17,962 shares on December 21, 2009 to pay the taxes on all of his remaining RSUs for 50,666 shares that vested in full upon his retirement on December 18, 2009.  He retained 32,704 shares.

2009 Pension Benefits Table

The table below provides information with respect to each pension plan that provides for payments or other benefits at, following or in connection with retirement.  This includes the Corporation’s tax-qualified defined benefit plan (the Blount Retirement Plan) and supplemental non-qualified retirement plan (the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan), but does not include defined contribution plans (whether tax-qualified or not).  Values reflect the actuarial present value of each Named Executive Officer’s accumulated benefit under the plans, computed as of December 31, 2009, that are payable to each Named Executive Officer at the earliest unreduced retirement age (age 65 or current age for executives over the age of 65), including the number of years of service credited to each such Named Executive Officer.  For this purpose, in accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of the Corporation’s financial statements.  See Note 9 to the Notes of Consolidated Financial Statements for the 2009 fiscal year included in the Corporation’s Form 10-K filed on March 9, 2010.  More information regarding the Corporation’s pension plans can be found under the section titled “Retirement Plans” below.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Joshua L. Collins	Blount Retirement Plan	0	0	0

	Supplemental Retirement Benefit Plan	0	0	0
Calvin E. Jenness	Blount Retirement Plan	9	$134,822	0

	Supplemental Retirement Benefit Plan	9	$25,641	0
James S. Osterman*	Blount Retirement Plan	40	$1,196,003	0

	Supplemental Retirement Benefit Plan1	40	0	0
Kenneth O. Saito	Blount Retirement Plan	34	$890,253	0

	Supplemental Retirement Benefit Plan	34	$332,652	0
Russell L. German	Blount Retirement Plan	0	0	0

	Supplemental Retirement Benefit Plan	0	0	0
Richard H. Irving, III	Blount Retirement Plan	15	$495,288	0

	Supplemental Retirement Benefit Plan1	15	$37,515	0

Retirement Plans

As part of a redesign of its retirement program for United States-based employees, the Corporation announced on August 8, 2006 that, effective January 1, 2007, the defined benefit Blount Retirement Plan and the Blount, Inc. and Subsidiaries Supplemental Retirement Plan, a non-qualified plan, would be “frozen” with no future accrual of benefits for participants after that date but with all benefits earned up to that time being fully preserved.  At the same time, the Corporation announced that it would make additional contributions to the defined contribution Blount 401(k) Retirement Savings Plan (the “401(k) Plan”) after December 31, 2006 based on periods of service.  These additional contributions, which are discretionary, consist of between 3% to 5% of each employee’s annual salary, depending upon an employee’s years of service.  This new “savings plus” feature is in addition to the Corporation’s existing matching contributions that consist of matching 100% of the first 3% saved, and 50% of the next 3%, or 4.5% of the total amount saved at 6%.  Under the redesigned program, an employee will be eligible to receive an employer contribution of up to a maximum of 9.5% of eligible wages.

Blount Retirement Plan

The Blount Retirement Plan is a funded and tax qualified retirement program that covered approximately 1,500 eligible employees as of December 31, 2006.  As noted above, the Blount Retirement Plan was “frozen” effective January 1, 2007.  As applicable to the Named Executive Officers, the Plan provided benefits based primarily on a formula that took into account the participant’s earnings for certain fiscal years and total years of

1 Mr. Osterman received lump sum cash payments in 2002 for all benefits attributable to him under the Supplemental Retirement Benefit Plan and in full satisfaction of the Corporation's obligation to him thereunder.  See discussion at page 52 regarding certain lump sum cash payments to Mr. Irving in 2002 for those accrued benefits attributable to him under this supplemental plan through July 2004, after which time he again began participating in the plan.

* Mr. Osterman retired on December 18, 2009 and began collecting benefits from the Blount Retirement Plan in early 2010.

service.  Employees vested in the Blount Retirement Plan after five years of qualifying service.  In addition, the Plan provides spousal joint and survival annuity options.  Kenneth Saito is eligible for early retirement under the plan.  Mr. Irving, having attained the age of 65 years or more, is eligible for retirement under the Plan.  Mr. Osterman retired at the close of business on December 18, 2009 at the age of 71.  The Corporation does not allow granting additional years of service under this plan.

Freeze of the Blount Retirement Plan as of December 31, 2006

●         In accordance with Section 204(h) of the Employee Retirement Income Security Act of 1974, as amended, and Section 4980F of the Code, as mentioned above, the Corporation froze benefit accruals under the Blount Retirement Plan on December 31, 2006.  As such, no participant has earned any additional benefits under the Plan after December 31, 2006.  Participants did not lose the vested Accrued Benefit that they had already earned under the Plan to that date; however, participants may have to earn additional vesting service to receive benefits, as follows:

●	Participants will receive an Accrued Benefit from the Plan if they have earned five or more years of Blount vesting service at termination of employment, payable between the ages of 55 and 65.
●
Participants will receive an Accrued Benefit from the Plan if they terminate Blount employment on or after their  Normal Retirement Date of age 65, even if they have less than five years of vesting service.

●	Participants will receive a subsidized Early Retirement Accrued Benefit if they have ten or more years of vesting service and are between ages 55 and 65 on their termination date.
●
If a participant dies prior to retirement and he or she was married for at least one year and was vested, his or her spouse will receive a Spousal Benefit.  If such a participant was also an active employee with ten or more years of vesting service or otherwise qualified for the Early Retirement Accrued Benefit, his or her spouse will receive an Early Retirement Spousal Benefit.

Blount 401(k) Retirement Savings Plan and Blount Supplemental Retirement Savings Plan

The Corporation offers the 401(k) Plan, a qualified 401(k) plan, and the Blount Supplemental Retirement Savings Plan, a nonqualified 401(k) excess plan, (the “401(k) Excess Plan”), to provide tax-advantaged savings vehicle.  The Corporation makes matching contributions to the 401(k) Plan and the 401(k) Excess Plan to encourage employees to save money for their retirement.  For the fiscal year starting January 1, 2007, the Corporation also began to make discretionary “savings plus” contributions to the 401(k) Plan and 401(k) Excess Plan of 3% to 5% of an employee’s annual salary, depending upon the employee’s years of service.  These plans, and the matching and “savings plus”contributions to them, enhance the range of benefits the Corporation offers to executives and enhance the Corporation’s ability to attract and retain high-caliber employees.

Under the terms of the 401(k) Plan, employees may defer from 1% to 25% of their eligible pay, and the Corporation matches the first 3% on a dollar-for-dollar basis, and 50% of the next 3%, for a total match of 4.5% of eligible pay for each participant who defers 6% or more of his or her eligible pay. The match is deposited into the Plan and all matching contributions are immediately vested and immediately eligible for investment by participants.  (Thus, the total maximum match potentially available under the current plan is 4.5% on employee contributions, plus up to 5% in “savings plus” payments, for a total of 9.5% of eligible pay.)

The Corporation also maintains a nonqualified 401(k) Excess Plan to provide benefits that would have otherwise been provided under the qualified 401(k) Plan to certain participants but for the imposition of certain maximum statutory limits imposed on qualified plan benefits.  Members of senior management who reach the maximum limits in the qualified 401(k) Plan are generally eligible for the 401(k) Excess Plan.  Because the 401(k) Excess Plan is unfunded, the Corporation’s contributions are a general unsecured liability of the Corporation.  Participants’ investment choices in the 401(k) Excess Plan mirror the investment options allowed in the 401(k) Plan.

Accounts in the 401(k) Excess Plan are credited with notional earnings based on the market rate of return of the available investment alternatives offered under the plan.  A participant may elect among the investment alternatives in increments of 1% of his or her account.  The Executive may make daily changes in his or her investment election for future contributions and may make daily transfers of balances among the available investment alternatives. In 2009, the hypothetical investment alternatives and their respective notional annual rates of return in the 401(k) Excess Plan were as follows: (Certain additional investment alternatives were available but not actually chosen by any participant in the Plan.)

Fund	Annual Return as of 12/31/09

Davis New York Venture Fund - A	32.06%
Davis New York Venture Fund - Y	31.32%
Fidelity Growth Company Fund	41.15%
Fidelity US Equity Index Comingled Pool	26.64%
Fidelity Mid-Cap Stock	50.39%
Hotchkiss and Wiley Mid-Cap Value 1	56.49%
Vanguard Mid-Cap Index Fund Signal	40.43%
Fidelity Small Cap Stock	62.65%
Dodge & Cox International Stock Fund	47.46%
Fidelity Diversified International Fund	31.78%
Fidelity Balanced Fund	28.05%
Fidelity Freedom 2000	16.49%
Fidelity Freedom 2005	23.40%
Fidelity Freedom 2010	24.82%
Fidelity Freedom 2015	25.62%
Fidelity Freedom 2020	28.86%
Fidelity Freedom 2025	30.03%
Fidelity Freedom 2030	30.57%
Fidelity Freedom 2035	31.26%
Fidelity Freedom 2040	31.65%
Fidelity Freedom 2045	32.04%
Fidelity Freedom 2050	32.47%
Fidelity Freedom Income	16.12%
Fidelity Managed Income Portfolio II	1.78%
PIMCO Total Return	13.83%

Nonqualified Deferred Compensation for 2009

The table below sets forth, for each of the Named Executive Officers, information regarding his participation in the Blount International, Inc. Supplemental Retirement Savings Plan, which is the Corporation’s nonqualified defined contribution plan.  All account balances reflect contributions from the Corporation.  No Named Executive Officer may elect to defer any amount of salary or other compensation to this plan.

Name	Year	Executive Contributions ($)	Corporation Contributions ($) (1)	Aggregate Earnings (2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Year-End ($)
Joshua L. Collins*	2009	N/A	N/A	N/A	N/A	N/A
	2008	N/A	N/A	N/A	N/A	N/A
	2007	N/A	N/A	N/A	N/A	N/A
Calvin E. Jenness	2009	0	20,179	18,693	0	144,962
	2008	0	16,994	(14,186)	0	106,090
	2007	0	9,270	4,504	0	103,282
James S. Osterman	2009	0	96,655	128,812	0	729,661
	2008	0	78,158	(172,959)	0	504,193
	2007	0	43,442	32,337	0	598,994
Kenneth O. Saito	2009	0	22,525	34,148	0	258,719
	2008	0	13,688	(17,775)	0	200,260
	2007	0	11,121	10,425	0	204,347
Russell L. German*	2009	0	14,184	1,353	0	15,537
	2008	N/A	N/A	N/A	N/A	N/A
	2007	N/A	N/A	N/A	N/A	N/A
Richard H. Irving,	2009	0	21,449	47,086	0	241,085
III	2008	0	16,121	(66,179)	0	172,550
	2007	0	10,088	6,599	0	222,608

*
Mr. Collins joined the Corporation on October 19, 2009 and Mr. German on May 2, 2008.  There is a ninety-day waiting period to join the 401(k) Plan and the 401(k) Excess Plan.  Mr. Collins began to participate in 2010, following the waiting period.

(1)
All of the amounts in the “Corporation Contributions” column are also included in the “All Other Compensation” column of the Summary Compensation Table above.  (Excludes contributions made in January 2010 under the “Savings Plus” feature discussed above.)

(2)
Accounts are adjusted for investment gains and losses based on the performance of certain hypothetical investment choices selected by the participant.  The available hypothetical investment funds selected by participants and their respective annual returns in 2009 are detailed above.  Because the earnings reflected in this column do not include above-market or preferential earnings, such amounts are not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table above.  (Excludes contributions made in January 2010 under the “Savings Plus” feature discussed above.)

Potential Payments Upon Termination or Change-in-Control

The table below summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment, including by resignation, retirement, disability or a constructive termination of a Named Executive Officer, or upon a change-in-control of the Corporation.  However, in accordance with SEC regulations, the information provided below does not include amounts to be provided to a Named Executive Officer under any arrangement that does not discriminate in scope, terms or operation in favor of Executive Officers and that is available generally to all salaried employees.  Also, the table below generally does not repeat information disclosed above under the 2009 Pension Benefits Table, the Nonqualified Deferred Compensation Table or the Outstanding Equity Awards at Fiscal Year-End Table, except to the extent that the amount payable to the Named Executive Officer would be enhanced by the termination event.

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, the executive is assumed to have terminated employment on December 31, 2009, the last business day of 2009, and the price per share of the Corporation’s common stock used for purposes of these calculations is the closing market price on the NYSE as of that date: $10.10 per share.

Payments under Employment Agreements

As discussed further at pages 52-53 below, the Corporation has entered into an Employment Agreement with each of the Named Executive Officers.  Under the terms of his Employment Agreement, a Named Executive Officer will be entitled to certain severance payments and other benefits if the Corporation terminates his employment without “cause” (as defined in the Agreement) or, except in the case of Mr. German, if the officer terminates his employment for “good reason” (as defined in the Agreement).  The Employment Agreement does not provide any severance payments or other benefits to the officer if the Corporation terminates the officer’s employment for cause, if the officer resigns voluntarily or if the officer’s employment is terminated due to death or disability.

If an NEO’s employment is terminated by the Corporation without cause or, except in the case of Mr. German, by the officer for good reason, the Employment Agreement provides that the Corporation will pay the officer severance payments in an amount equal to the sum of, for Messrs. Jenness, Saito and German (i) two years’ base salary (one year for Mr. Jenness and Mr. German, unless the termination occurs within 12 months after a change-in-control), (ii) two times (one time for Mr. Jenness and Mr. German, unless the termination occurs within 12 months after a change-in-control) the “average bonus” paid to the executive for the immediately prior two years in which bonuses were paid to him and (iii) a prorated annual bonus for the year of termination, based upon the executive’s target bonus for the year of termination; for Mr. Collins, the severance payments are two years’ base salary (three years’ if he is terminated after October 19, 2011), two times the average bonus (three times if he is terminated after October 19, 2011) and a pro rated annual bonus based upon his average bonus; for Mr. Irving, the severance payments are a continuation of base salary until August 7, 2010 (the end of his current contract term), 8/12th of his average bonus and a prorated target bonus.  Because the calculations assume the executive’s employment terminated on December 31, 2009, the amounts shown assume the prorated bonus equals 100% of the executive’s target bonus payable under the EMAIP for 2009 (as shown above in the Target column for the Estimated Payout under Non-Equity Incentive Plan Awards section of the Grants of Plan-Based Awards Table).  The severance payments are paid in a lump sum shortly after termination of employment, but the amounts owed for base salary and bonus (but not the prorated bonus) are discounted to equal the present value of the stream of payments that would have been made over the twelve, twenty-four or, with respect to Mr. Collins after October 19, 2011, thirty-six month severance period, as applicable.

In addition to severance, the Employment Agreement provides that retirement, health and group life insurance benefits, if applicable, continue during the applicable twelve, twenty-four or thirty-six month severance period or in Mr. Irving’s case, until August 7, 2010.  The employment agreements with Messrs. Collins and Irving also provide that the Corporation will provide the officer with office space, an administrative assistant and related expenses for twelve months and, in Mr. Irving’s case, payment of premiums on the officer’s policy under the Corporation’s executive life insurance plan will continue for the severance period.  The agreement for Mr. Irving provides that he and his respective dependents will be eligible to receive coverage under the Corporation’s retiree healthcare plan commencing at the end of his severance period and continuing until the later of his death and the death of his spouse, with the level of coverage and cost equal to that provided to other executive level employees on the date of his termination.

Payment Payments Upon a Change-in-Control

The Corporation does not have separate change-in-control agreements with the Named Executive Officers.  Some of the Corporation’s compensation plans and arrangements do, however, provide benefits upon a change-in-control.  All equity awards held by the Named Executive Officers will vest upon a change-in-control, regardless of whether the officer terminates employment in connection with the change-in-control.  The value of the vesting of equity awards if a change-in-control had occurred at the end of 2009 is the same as the value of the vesting of equity awards shown on the table below with respect to a termination at the end of 2009 due to death, disability or termination without cause, assuming, with respect to certain awards, that the executive was employed for two years or more after the grant date.

                Under the Corporation’s EMAIP, if a change-in-control occurs, each Named Executive Officer would be entitled to a bonus award for the year in which the change-in-control occurs equal to the officer’s target bonus payable under the plan, prorated based on the number of days in the year that had elapsed as of the date of the change-in-control.  In 2009, this amount was the Target amount shown on the Grant of Plan-Based Awards Table as the estimated possible payout under a non-equity incentive plan.  If the officer terminates employment and would receive a prorated annual bonus as described above under the terms of the Employment Agreement, the officer will only receive the prorated bonus under the Employment Agreement and no additional amount would be paid under the EMAIP.

Payments upon Termination, Death or Disability

All outstanding equity incentive awards held by each of the Named Executive Officers as of December 31, 2009 will vest upon his death or disability.  In addition, Mr. Irving participates in the Corporation’s Executive Life Insurance Program, which will provide a death benefit to his beneficiary upon his death.  Mr. Irving is also covered by the Corporation’s Corporate Office Long-Term Disability Plan, which provides a monthly benefit if Mr. Irving were to become disabled and to remain disabled for six months or longer.  The amount of this benefit is calculated as follows: the benefit for any month in which Mr. Irving qualifies as “disabled” under the Plan equals 60% times his base monthly salary at the time of disability, less any monthly benefits received by him under the Corporation’s Group Long-Term Disability Plan, up to a maximum benefit of $10,000 per month.  No payments are payable to any Executive Officer if his employment is terminated by the Corporation for cause as defined in the respective Employment Agreements or if he voluntarily terminates employment (without good reason).

Payments or Benefits Upon Termination	Voluntary Termination (without Good Reason)	Termination by Corporation Without Cause or By Named Executive Officer with Good Reason	Termination by Corporation Without Cause or By Named Executive Officer with Good Reason following a Change in Control	Disability or Retirement		Death
Joshua L. Collins
Severance payments (1)	$0	$1,090,546	$1,090,546	$0		$0
Continued welfare benefits (2)	$0	$51,683	$51,683	$0		$0
Continued participation in retirement plans or payments in lieu thereof (3)	$0	$49,500	$49,500	$0		$0
Perquisites and other personal benefits (4)	$0	$91,400	$91,400	$0		$0
Market value of equity awards vesting on termination (5)	$0	$720,000	$720,000	$720,000		$720,000
Total	$0	$2,003,129	$2,003,129	$720,000		$720,000
Calvin E. Jenness
Severance payments (1)		$768,973	$1,359,027	$0		$0
Continued welfare benefits (2)	$0	$30,239	$60,477	$0		$0
Continued participation in retirement plans or payments in lieu thereof (3)	$0	$22,500	$45,000	$0		$0
Perquisites and other personal benefits	$0	$0	$0	$0		$0
Market value of equity awards vesting on termination (5)		$202,000	$202,000	$202,000		$202,000
Total	$0	$1,023,712	$1,666,504	$202,000		$202,000
Kenneth O. Saito
Severance payments (1)	$0	$1,349,436	$1,349,436	$0		$0
Continued welfare benefits (2)	$0	$75,403	$75,403	$0		$0
Continued participation in retirement plans or payments in lieu thereof (3)	$0	$45,000	$45,000	$0		$0
Perquisites and other personal benefits	$0	$0	$0	$0		$0
Market value of equity awards vesting on termination (5)	$237,000	$237,000	$237,000	$237,000		$237,000
Total	$237,000	$1,706,839	$1,706,839	$237,000		$237,000
Russell L. German
Severance payments	$0	$732,787	$1,281,925	$0		$0
Continued welfare benefits	$0	$82,630	$165,260	$0		$0
Continued participation in retirement plans or payments in lieu thereof (3)	$0	$22,241	$44,482	$0		$0
Perquisites and other personal benefits	$0	$0	$0	$0		$0
Market value of equity awards vesting on termination (5)	$199,080	$199,080	$199,080	$199,080		$199,080
Total	$199,080	$1,036,738	$1,690,747	$199,080		$199,080
Richard H. Irving, III
Severance payments (1)	$0	$548,736	$548,736	$0		$0
Continued welfare benefits (2)	$0	$32,276	$32,276	$120,000	(6)	$0
Continued participation in retirement plans or payments in lieu thereof (3)	$0	$15,000	$15,000	$0		$0
Perquisites and other personal benefits (4)	$0	$91,400	$91,400	$0		$250,000	(7)
Market value of equity awards vesting on termination (5)	$202,000	$202,000	$202,000	$202,000		$202,000
Total	$202,000	$889,412	$889,412	$322,000		$452,000

Mr. Osterman, who retired at the close of business on December 18, 2009, was not an executive officer as of December 31, 2009; however, his Employment Agreement provides benefits of the type described in this table, even after his termination of employment under certain circumstances.  The compensation and benefits that became or may become payable to Mr. Osterman following his retirement are discussed in more detail at pages 53 and 54 below.

(1)       Severance payments are payable upon a termination of the Named Executive Officer by the Corporation without cause or, except for Mr. German, by the Named Executive Officer for good reason.  These severance payments are described in more detail at page 48 above.

(2)       The amount shown reflects the cost to the Corporation of the Named Executive Officer’s continued participation for the severance periods described above in the Corporation’s dental, medical, executive medical and group life insurance plans (including a tax gross-up on the dental and medical costs), and, with respect to Mr. Irving, for the Corporation’s continued payment of premiums under the Corporation’s group executive life insurance plan.

(3)       The amounts shown reflect payment of amounts equivalent to the cost of the Corporation’s matching contributions and “savings plus” feature contributions to the Blount 401(k) Retirement Savings Plan and the Blount Supplemental Retirement Savings Plan.

(4)       The amount shown reflects the value of office space, administrative assistance and related expenses for 12 months for Mr. Collins and for Mr. Irving.

(5)      The amounts shown reflect the market value of the equity awards that would vest upon the termination of employment. For stock options, this value is calculated as the difference between the exercise price of the options and the closing market price on December 31, 2009 of $10.10 per share, multiplied by the number of shares subject to the option that vest upon the applicable termination of employment.  As of December 31, 2009, each of Messrs. Irving and Saito satisfied the criteria for retirement and, thus, would be entitled to full vesting of his equity awards upon a termination of employment for any reason other than cause.  Messrs. Collins and Jenness did not satisfy the criteria for retirement under the Corporation’s equity plans as of December 31, 2009, and, thus, would not be entitled to full vesting of their equity awards upon a voluntary resignation or upon a termination for cause.  See, footnote (4) to the Summary Compensation Table at page 35 above.  Although Mr. German is retirement eligible, he has no existing equity awards other than the grant of March 11, 2010, which does not call for accelerated vesting upon retirement.  See pages 31-32 for a discussion of these 2010 grants.

 (6)     As discussed above at the beginning of this section, Mr. Irving is entitled to monthly disability benefits up to a maximum of $10,000 per month during his period of disability under the terms of the Corporate Office Long-Term Disability Plan as a result of his prior service at the Corporation’s former Montgomery, Alabama headquarters.  Here, an arbitrary period of one year of disability and maximum benefits have been assumed.

(7)       Mr. Irving participates in the Corporation’s Executive Life Insurance Program.  If Mr. Irving had died on December 31, 2009, his beneficiary would have been entitled to a lump sum death benefit equal to $250,000.

EMPLOYMENT AGREEMENTS

Employment Agreements

The Corporation has entered into Employment Agreements (the “Agreements”) with all of the Named Executive Officers.  The terms of the Agreements provide that each executive will be paid a base salary no less than his then current base salary, be eligible to participate in the Corporation’s incentive plans with target bonuses generally at 50% of base salary, participate in the Corporation’s stock option or other equity incentive programs and all other benefit plans, arrangements and perquisites generally available to Executive Officers.

                The duration of the Agreements is a rolling two-year term for Messrs. Collins, Saito, Jenness and German, each of which is automatically extended one day for each day employed until such time as either party gives notice to cease the automatic extension and, in such event, the Agreement then continues for its remaining term.  An amendment to Mr. Irving’s Agreement, dated July 14, 2008, provides for a term that runs until his 67th birthday in August 2010, unless further extended as provided in the Agreement.  Each Agreement has a clause that prohibits the executive, for one to two years following the termination of employment, from competing directly or indirectly with the Corporation or disclosing proprietary or confidential information.

The Agreements also contain provisions for severance payments and benefits if the Corporation terminates an executive’s employment for reasons other than death, disability or “cause” (as defined in the Agreements), or, except for Mr. German, if the executive terminates his employment for “good reason” (as defined in the Agreements).  These provisions are described above at page 48.

Mr. Collins’ Agreement, which became effective October 19, 2009, provided that he would be employed as  President, Chief Operating Officer and CEO Designate of the Corporation.  He became President and CEO at the close of business on December 18, 2010.  His base salary for 2010 will be $550,000, subject to adjustment in 2011 and later years.  His target bonus for 2010 is $500,000, provided the Compensation Committee certifies that certain financial performance criteria have been met.  Mr. Collins will be reimbursed for membership dues, initiation fees and any assessments at a country club of his choice in the Portland area.  He will also be provided with an automobile in accordance with the Corporation’s automobile policy, an annual physical examination and a financial and tax consultant for personal financial and tax planning.  The severance provisions applicable to Mr. Collins are described above at page 48.  (The Corporation’s executive automobile policy will be terminated as of April 30, 2010.)

                Mr. Irving’s Agreement was amended as of August 19, 2002 to provide for his relocation in connection with the move of the Corporation’s headquarters from Montgomery, Alabama to Portland, Oregon.  As part of this Amendment, Mr. Irving received certain lump sum payments under his Individual Supplemental Executive Retirement Plan (“Individual SERP”) and under the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan (“Group SERP”).  With respect to the Group SERP, Mr. Irving was again eligible to participate in that Plan commencing August 1, 2004, but any benefit payable thereafter under that Plan will take into account that portion of the 2002 lump sum payment that was attributable to benefits under the Group SERP through July 31, 2004.  Mr. Irving also received an increase in his annual target bonus to 50% of base salary under the EMAIP.  In exchange, Mr. Irving agreed to a reduction in salary, the relinquishment of certain perquisites formerly provided him and a waiver of his contractual relocation provision.

On July 14, 2008, Mr. Irving’s Agreement was amended to provide for a base salary at his then existing level, to be increased at the time and at the rates at which other Executive Officers receive salary increases, participation in the Corporation’s incentive plan at a target bonus of 50% of base salary and a maximum award for exceeding performance goals at 100% of base salary, as well as participation in Blount’s retirement and benefit plans, arrangements and perquisites generally available to Executive Officers.  The clauses regarding non-disclosure of confidential information, non-competition and severance benefits are as outlined above.  The term is from July 14, 2008 to August 7, 2010 unless extended as provided in the Agreement.  As part of this amendment, the Agreement was modified to provide that Mr. Irving’s severance period would be the lesser of 12 months (24 months if terminated within 12 months after a change-in-control) and the time period remaining from his date of termination to August 7, 2010.  Mr. Irving is covered by the Corporation’s Executive Life Insurance Program and by the

Corporate Office Long-Term Disability Plan dating back to his service at the Corporation’s former Montgomery, Alabama headquarters.

Mr. Jenness’ Agreement was amended effective March 1, 2004 by increasing his target bonus percentage to 50%.  Mr. Jenness’ salary, target bonus percentage and severance period were previously amended by an earlier amendment dated February 14, 2002 in connection with his relocation as part of the move of the Corporation’s headquarters from Montgomery, Alabama to Portland, Oregon, in exchange for which Mr. Jenness relinquished certain perquisites.

Mr. Saito’s Agreement was amended to reflect his promotion to President of the Oregon Cutting Systems Group as of August 16, 2002 by increasing his base salary, increasing his target bonus percentage to 50% and increasing the severance period, as well as providing certain retirement and health benefits and additional perquisites.  Mr. Saito was elected to Senior Vice President – Manufacturing & Operations in February 2008.  Mr. Saito’s Agreement contains certain provisions relating to the effect of any sale of his respective business units.

Mr. German’s Agreement became effective May 2, 2008, in connection with the Corporation’s acquisition of Carlton.  Mr. German had served as Chief Executive Officer of Carlton.  Mr. German’s Agreement provides for a base salary of $358,150 and a target bonus of 50% of base salary.  The severance provisions of Mr. German’s Agreement are described earlier at page 48.

Except for Mr. Collins’s and Mr. German’s Agreements, which had initially been drafted to include the relevant Section 409A provisions, all of the Agreements were amended during 2008 to comply with the requirements of Section 409A of the Code, either by provisions contained in a general amendment of the agreement or as a separate amendment, depending upon whether the executive otherwise entered into an amendment or new agreement or not.  These amendments do not affect the amount of compensation or benefits an executive is entitled to receive under his Agreement, but, among other things, provide for a six-month delay in payments to the executive upon termination of employment, as required by Section 409A.  (Mr. Irving entered into an amended agreement during 2008, which contained the relevant Section 409A provisions; Messrs.  Jenness and Saito each added Section 409A compliant provisions by way of special amendments.)

Mr. Osterman’s Consulting Agreement

At the close of business on December 18, 2009, Mr. Osterman retired as Chief Executive Officer of the Corporation and from service as an employee of the Corporation.  He remains a Director of the Corporation and non-executive Chairman of the Board until the Meeting.

Pursuant to the terms of his Employment Agreement, Mr. Osterman entered into a Consulting Agreement with the Corporation, which became effective on December 19, 2009, and extends until December 31, 2011.  The material terms of Mr. Osterman’s Consulting Agreement are discussed at page 23 of the 2003 Proxy Statement and at page 42 of the 2007 Proxy Statement.  In addition, at the time of his retirement, his consulting arrangement was modified to provide for the transfer to him of the automobile he was using upon his retirement and for a payment of $50,000 to compensate him for certain additional taxes Mr. Osterman incurred for retiring earlier than previously scheduled.

Mr. Osterman’s Employment Agreement also provided that if a change-in-control occurs after he has terminated employment and after he is eligible for coverage under the Corporation’s retiree medical program, the Corporation will pay Mr. Osterman on the date of such change-in-control a lump sum payment equal to the present value of the costs of continuing such healthcare coverage for a period equal to the remaining life expectancy for him and his spouse, with such cost being calculated in accordance with FAS 106, using the same actuarial and other assumptions used by the Corporation for financial reporting purposes with respect to FAS 106 for the fiscal year ending immediately prior to the change-in-control.

Mr. Osterman participates in the Omark Salary Continuation Plan, which covered certain employees of Blount’s Oregon Cutting Systems Group, the former Industrial and Power Equipment Group and the former Sporting Equipment Group.  The Omark Salary Continuation Plan provides the beneficiary of each participant with a continuation of two years of annual salary upon the death of the participant.  Upon the change-in-control that occurred on December 20, 2004, the Corporation reconfirmed its contractual obligations to Mr. Osterman under the Omark Salary Continuation Plan by letter dated February 8, 2005.  This confirmation was authorized by the Compensation Committee of the Board and was required by Mr. Osterman’s Amended and Restated Employment Agreement dated February 2, 2004.  On April 19, 2005, when Mr. Osterman’s Amended and Restated Employment Agreement was extended for two additional years through December 31, 2007, a new change-in-control provision was included that requires the Corporation to fund this salary continuation benefit upon a change-in-control, as defined in the Agreement, or otherwise to secure the benefit in a manner acceptable to Mr. Osterman.  This obligation relating to a change-in-control continues through the term of his Employment Agreement, and thereafter for Mr. Osterman’s consulting period.  The benefit consists of two times Mr. Osterman’s salary as of his date of termination as an employee, payable to his designated beneficiary in equal installments over  a 24-month period upon Mr. Osterman’s death.  As of December 18, 2009, this amount was fixed at $1.5 million ($750,000 base salary x 2).

Employee Stockholder Agreement

Related to the Employment Agreements is an Employee Stockholder Agreement (the “Stockholder Agreement”).  This Agreement is among the Corporation, LBMBP II and certain current employees, including  Messrs. Jenness, Irving and Saito among the NEOs, as well as certain former management employees, some of whom were employees of the Sporting Equipment segment that was divested in December 2001, the Dixon Lawnmower segment that was divested in July 2006 and the Forestry Division that was divested in November 2007.  The Stockholder Agreement sets forth terms and restrictions relating to common stock either purchased by the particular executive in the Merger and Recapitalization (“Purchased Shares”) or received through the exercise of stock options (“Option Shares”) under the 1999 Stock Incentive Plan.  The Stockholder Agreement generally restricted the transfer of Purchased Shares, Option Shares and any underlying options owned by these executives for a period of five years from the closing of the Merger and Recapitalization on August 19, 1999.  On August 19, 2004, the restrictions on transfer of Purchased Shares and Option Shares expired.  (Executive Officers and Directors are subject to certain other restrictions or limitations on transfer that arise pursuant to applicable federal securities law and that are not based upon the Stockholder Agreement.)  All Time Options (options that vest pro rata over a five year timeframe) granted before December 20, 2004 under the 1999 Stock Incentive Plan that had not previously vested became vested as of December 20, 2004 as a result of the Change-in-Control, and all then existing Performance Options (options that were to vest upon the attainment of certain financial objectives but in no event later than six years), which otherwise would have vested on August 19, 2005 for most option holders, but on September 11, 2006 for Mr. Jenness, were vested as of December 31, 2004 by action of the Board.  Nonetheless, the other terms of the Stockholder Agreement survive and apply to (i) Purchased Shares to the extent any have not been registered, (ii) options granted under the 1999 Stock Incentive Plan, including options for 292,600 shares granted on December 21, 2004, (iii) Option Shares resulting from the exercise of such options, (iv) SARs granted under the 1999 Plan after it was amended in 2006, including SARs representing 612,000 shares granted on February 21, 2006, and (v) shares resulting from the exercise of such SARs.  (On August 19, 2009, unexercised options representing 600,200 Option Shares, including 100,000 for Mr. Irving and 35,000 for Mr. Saito, expired with the lapse of the applicable ten-year term.  Options for 265,350 Time Option Shares and 25,000 Performance Option Shares remain outstanding as of  March 29, 2010.)  For example, executives have rights to sell their shares on a pro rata basis with LBMBP II whenever LBMBP II sells its shares to third parties.  Similarly, LBMBP II has the right to cause each of the executives to sell his or her shares of common stock on a pro rata basis with LBMBP II to a third party that has made an offer to purchase the Corporation’s shares owned by LBMBP II.  In the event that the Corporation registers shares under the Securities Act of 1933 (except for registrations related to exchange offers or benefit plans) and LBMBP II sells its shares in connection with this registration, the executives have the right to have their shares concurrently registered and sold on a pro rata basis with LBMBP II.  On May 2, 2006, as a result of Amendment No.  3 to a Form S-3 “shelf” registration, LBMBP II registered 8,918,999 shares, Mr. Irving 54,689 Purchased Shares, Mr. Osterman 48,800 Purchased Shares and Mr. Saito 14,237 Purchased Shares, as well as one unrelated party’s 218,104 shares.  (This S-3 “shelf” registration expired on May 2, 2009, three years after the filing of the amendment.)  The Purchased Shares and Option Shares owned by the executives are also subject to “put” and “call” rights that entitle the Corporation to purchase from the executive and the executive to sell to the Corporation, his or her Purchased Shares and Option Shares at fair market value if the executive’s employment is terminated under certain circumstances.  (With respect to options, Option Shares, SARs and shares resulting from the exercise of SARs, the above terms of the Stockholder Agreement were incorporated by reference as terms and conditions in the applicable agreement each option or SAR recipient signed at the time of receiving a grant under the 1999 Plan through April 25, 2006 and without regard to whether the holder had an Employment Agreement or was otherwise a party to the Stockholder Agreement.)  This applied to the options granted in 2004 and to the SARs granted in 2006.  The 1999 Plan was replaced by the 2006 Equity Incentive Plan upon its approval by the stockholders on April 25, 2006.  Nonetheless, outstanding options and SARs existing as of that time remain subject to the terms of the Stockholder Agreement.

CLIMATE CHANGE AND ITS POTENTIAL IMPACT

For a discussion of the potential effect of climate change and regulations relating thereto on the Corporation’s business, the discussion at Item 1, page 5 of the Corporation’s Annual Report on Form 10-K for the year ending December 31, 2009 filed with the SEC on March 9, 2010 is incorporated by reference herein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require that the Corporation’s Directors, Executive Officers and persons who beneficially own more than 10% of any class of equity securities of the Corporation file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange and furnish the Corporation with copies.

Based on the review of copies of such forms received by it, or written representations from certain reporting persons, the Corporation believes that all filing requirements applicable to its Directors, Officers and greater than 10% beneficial owners were complied with during 2009, other than by Mr. Michel, an Executive Officer, who filed a Form 4 on August 25, 2009, evidencing the exercise of certain options on August 17, 2009.  This filing was six business days after the exercise, rather than the required two business days.

SECTION 303A.12 CERTIFICATIONS TO THE NYSE

On June 3, 2009, Mr. James S. Osterman, Chairman and Chief Executive Officer, signed and submitted to the NYSE the CEO Certification required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual (“Manual”).  On June 3, 2009, Mr. Richard H. Irving, III, Senior Vice President, General Counsel and Secretary, signed and submitted to the NYSE the Annual Written Affirmation, including Exhibit G, required by Section 303A.12(c) of the Manual.

These documents relate to corporate governance, and are separate and distinct from the four certifications to the SEC, two each by the Chairman and Chief Executive Officer and by the Senior Vice President and Chief Financial Officer, that relate to financial accounting, reporting and control, two of which are contained in, and two of which constitute exhibits to, the Corporation’s annual report for the fiscal year ended December 31, 2009 filed with the SEC on Form 10-K on March 9, 2010.

SECTION 303A.14 - WEBSITE AVAILABILITY OF CERTAIN DOCUMENTS

The Corporation has posted the following documents at its website, www.blount.com:

1.      Nominating & Corporate Governance Committee Charter (revised 2007);
2.      Compensation Committee Charter;
3.      Audit Committee Charter (revised 2004);
4.      Corporate Code of Ethics for the CEO, CFO and Financial Reporting and Control Personnel;
5.      Audit and Non-Audit Services Pre-Approval Policy of the Audit Committee;
6.      Code of Conduct (revised 2004); and
7.      Corporate Governance Guidelines (revised 2005).

These can be accessed by clicking on the “Investor Relations” section of the above website, and then on the “Corporate Governance” subsection.

These documents are also available in hard copy by sending a written request to the attention of the Secretary, Blount International, Inc., 4909 SE International Way, Portland, OR 97222.

CERTAIN TRANSACTIONS AND OTHER MATTERS

                Lehman Brothers from the closing of the Merger and Recapitalization, August 19, 1999, to the Change-in-Control, which occurred on December 20, 2004, beneficially owned approximately 86% of the Corporation’s authorized, issued and outstanding shares of common stock.  Following the Change-in-Control until June 6, 2005, Lehman Brothers beneficially owned approximately 35% of the Corporation’s common stock.  On June 6, 2005, Lehman Brothers was involved in a second secondary offering, whereby it sold its warrants for 1,000,000 shares of common stock and sold 6,117,620 shares of common stock.  (See also, the description of this transaction at page 5, footnote 2 and page 34 of the 2006 Proxy Statement)  As a result of this 2005 secondary offering, Lehman Brothers owned approximately 19% of the Corporation’s stock.  Then, according to a Form 4 filed by Lehman Brothers with the SEC on March 15, 2010, Lehman Brothers reported that it sold 4,200,000 shares of the Corporation’s common stock held by it, apparently to a unit of Barclays plc in a private sale, leaving Lehman Brothers with 4,718,999 shares, or 9.87% of the shares outstanding.  This number of shares and percentage of beneficial ownership was confirmed in an Amendment to Schedule 13D filed with the SEC on Form 13 D/A by Lehman Brothers on March 11, 2010.

                With respect to Lehman Brothers, the only Related Party transactions or payments since 2005 occurred in 2006 and consisted of the Corporation’s payment of $263,695 in registration, legal and accounting fees in connection with the filing of a Form S-3 “Shelf Registration,” together with Amendments thereto through May 2, 2006, involving the potential primary offering by the Corporation of certain securities and the potential secondary offering of common stock in the Corporation by Lehman Brothers and certain Named Executive Officers in connection with the registration of the shares they purchased at the time of the Merger and Recapitalization.  To the extent any such securities are actually offered through a Prospectus Supplement, the Corporation expects reimbursement of these fees on a pro rata basis in proportion to the number of securities actually offered by Lehman Brothers to the number of total securities offered.  The Employee Stockholder Agreement referred to at page 54 above provides for such an allocation on this basis.  The above Form S-3 “Shelf Registration” expired on May 2, 2009; whether a new “Shelf Registration” will be filed during 2010 will be determined.

All relationships and transactions involving the Corporation and a Director or Executive Officer or the immediate family members of either are reviewed annually by the Corporation’s Office of the Secretary upon a duly diligent inquiry.  In addition, historically, many such relationships have been the subject of arm’s length contractual arrangements negotiated by the Corporation’s management and legal staff and approved or ratified by the Board.  To the extent any such relationship or transaction arises and is deemed to be potentially material by the legal staff, it is reviewed by the Audit Committee or Nominating & Corporate Governance Committee, depending upon the subject matter or nature of the relationship, and then presented to the full Board whenever the relevant Committee so recommends.  At each level, if the matter involves a member of the relevant Committee or Board, that member does not participate in the deliberations or vote, but his or her presence may be counted in determining whether there is a quorum for the particular meeting.  This would be the case, for example, with respect to a meeting of the Board to authorize a transaction, to approve a contract or to ratify a payment between the Corporation and a Related Party.  Any Director affiliated with such party would participate neither in the discussion nor in the vote.  For example, with respect to the abovementioned Form S-3 transaction involving Lehman Brothers, the Board, without the vote of Messrs. Collins and James, who at that time were both affiliated with Lehman Brothers, reviewed and approved the transaction and authorized the execution and delivery of documents related thereto.

There were no such relationships or payments during or applicable to 2009.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Approved by Stockholders
2006 Equity Incentive Plan, see description at pages 29-30.

Equity Compensation Plan Not Approved by Stockholders
2006 Non-Employee Director Deferred Stock Unit Plan, see description at page18 and table at page 20.

Summary Table

The following table sets forth certain information as of December 31, 2009 with respect to compensation plans under which shares of the Corporation’s common stock may be issued.

No. Shares Remaining
	No. Shares to be		Weighted	Available for Future
	Issued upon		Average Per Share	Issuance Under Equity
	Exercise of		Exercise Price of	Compensation Plans
	Outstanding		Outstanding	(Excluding Shares in
Plan Category	Awards (1)		Options and SARs (2)	Column 1) (3)

Equity compensation
plan approved by stockholders:
2006 Equity Incentive Plan	3,558,612		$10.17	3,652,938

Equity compensation plan not
approved by stockholders:
2006 Non-Employee Director
Deferred Stock Unit Plan	46,142	(4)	Not Applicable (5)	0	(6)

(1)
Represents shares of common stock issuable upon exercise of outstanding options and SARs granted under the 1999 Stock Incentive Plan, outstanding options granted under the 2000 Stock Incentive Plan and stock-settled SARs, restricted shares and RSUs granted under the 2006 Equity Incentive Plan, excluding an aggregate of awards for 47,500 shares remaining authorized for future use, but not granted as of March 29, 2009.  The stockholders approved the 2006 Equity Plan on April 25, 2006, and shares remaining available for grant under the 1999 and 2000 Stock Incentive Plans were transferred to the 2006 Equity Plan total shares.

(2)	Does not apply to 395,256 shares of restricted stock or restricted stock units, which do not have an “exercise price.”

(3)	Includes shares of common stock available for future grants under the 2006 Equity Plan.

(4)
Represents the number of shares credited to the accounts of participating Directors who elected to receive some or all of their respective quarterly stipends, chairman fees or meeting participation fees in stock in lieu of cash.  See discussion and table at pages 18 and 20 above.

(5)
The awards under the Director Deferred Plan do not have an “exercise price,” and therefore, are not taken into account in terms of “weighted average exercise price.”  The number of shares is credited to the individual account maintained in the name of each of the participating Directors.

(6)
There is no limit under the Director Deferred Plan that corresponds to shares remaining available for future issuance under equity compensation plans utilizing other equity awards.  The shares credited to accounts maintained in the names of the participating Directors will come from the Corporation’s treasury stock or will be purchased on the open market.

PROPOSAL 2*

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the calendar year ending December 31, 2010.  Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur with this appointment.

PricewaterhouseCoopers LLP, including Coopers & Lybrand LLP prior to its merger with Price Waterhouse LLP, has served as auditors of the consolidated financial statements of the Corporation and its subsidiaries from year to year since 1972 and auditors of management’s report on the effectiveness of internal controls over financial reporting since 2005.  The Corporation has been advised by PricewaterhouseCoopers LLP that they do not have any direct financial interest or any material indirect financial interest in the Corporation or any of its subsidiaries, and that during the above time, PricewaterhouseCoopers LLP has not had any connection with the Corporation or its subsidiaries in a capacity of promoter, underwriter, voting trustee, Director, Officer or employee.

               PricewaterhouseCoopers LLP proposes to bill or has billed the Corporation the following amounts for professional services during 2009 and 2008, all of which PricewaterhouseCoopers LLP has advised were provided at customary rates and terms:

	2009 (Actual)	2008 (Actual)

Audit Fees:	$1,098,682	$1,203,636

Audit Related Fees:	$--	$82,611

Tax Compliance and Preparation Fees:	$171,917	$329,628

Subtotal:	$1,270,599	$1,615,875

All Other Fees and Expenses:	$59,266	$174,490

TOTAL	$1,329,865	$1,790,365

Audit fees for the years ended December 31, 2009 and 2008, respectively, were for professional services rendered for the audits of the consolidated financial statements and of management’s report on the effectiveness of internal controls over financial reporting of the Corporation, as well as for statutory audits of certain foreign subsidiaries.  Fees also include out-of-pocket and other expenses.

Audit Related Fees for the years ended December 31, 2009 and 2008, respectively,  were for assurance and related services, including analyses for contemplated accounting events and pension census data tests, as well as for consultations concerning financial accounting and reporting standards.

Tax Compliance and Preparation Fees for the years ended December 31, 2009 and 2008, respectively, were for services related to tax compliance, including preparation of tax returns and claims for refund.

All Other Fees and Expenses for the years ended December 31, 2009 and 2008, respectively, represent services for tax planning, tax advice and assistance with respect to requests for rulings for technical advice from tax authorities.

* Proposal 1 is set forth above at page 7.

The Audit Committee of the Board, pursuant to its pre-approval policies and procedures for audit and non-audit services, approved in advance all non-audit services rendered by PricewaterhouseCoopers LLP during 2009 and concluded that such services did not affect the independence of the auditors.  Please also refer to the Audit Committee Report on pages 21 and 22.

Representatives of PricewaterhouseCoopers LLP (in person or by telephonic conference) and of the Audit Committee of the Board (in person) will be present at the Meeting and will have the opportunity to make a statement if they desire to do so.  Those representatives will also be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CORPORATION FOR THE CALENDAR YEAR ENDING DECEMBER 31, 2010.  IF THE STOCKHOLDERS DO NOT RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP BY A MAJORITY OF VOTES CAST, THE BOARD WILL RECONSIDER THE APPOINTMENT.

STOCKHOLDERS’ AND OTHER INTERESTED PARTIES’ COMMUNICATIONS WITH BOARD OF DIRECTORS

Stockholders and other interested parties interested in communicating information or inquiries to the Board, its Committees or any specific Director should do so by submitting a written communication to:

Board of Directors
Blount International, Inc.
4909 SE International Way
Portland, Oregon 97222
To the Attention of: General Counsel

The General Counsel will open and read the written submission only to confirm that it relates to the business of the Corporation, and, if so, will send the communication in its entirety to the Chairman of the Board (or to the addressee specified, if any) without comment.  Any such communication should include the stockholder’s or other party’s name, address, other contact information and, if applicable, number of shares of the Corporation’s common stock owned.

STOCKHOLDERS’ PROPOSALS FOR 2011 ANNUAL MEETING

Stockholders may present proposals that are proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting of Stockholders in 2011.  In order to be considered, proposals must be submitted on a timely basis.  Proposals for the 2011 Annual Meeting of Stockholders must be received by the Corporation no later than December 26, 2010.  Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Corporation.

GENERAL INFORMATION

The expenses of soliciting proxies will be paid by the Corporation.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy soliciting materials to beneficial owners of the Corporation’s common stock, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

By Order of the Board of Directors,

Richard H. Irving, III

Senior Vice President, General Counsel
and Secretary

Portland, Oregon
April 27, 2010

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
X
000004
C123456789
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two other voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Central Time, on May 27, 2010.
Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA,
US territories & Canada any time on a touch tone
telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.
Annual Meeting Proxy Card 1234 5678 9012 345
. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. .
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. Election of Directors: For Withhold For Withhold For Withhold
+
01 - Robert E. Beasley, Jr.
02 - R. Eugene Cartledge
03 - Andrew C. Clarke
04 - Joshua L. Collins
05 - Thomas J. Fruechtel
06 - E. Daniel James
07 - Robert D. Kennedy
08 - Harold E. Layman
For Against Abstain
2. To consider and act upon a proposal to ratify the
3. To transact such other business as may properly come
appointment of PricewaterhouseCoopers LLP as the
before the Meeting or any adjournment thereof.
independent registered public accounting firm for the
Corporation for the year ending December 31, 2010; and
B Non-Voting Items
Change of Address — Please print new address below. Meeting Attendance
Mark box to the right if
you plan to attend the
Annual Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
+ MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
81CV 0253571 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
<STOCK#> 016DXC

Dear Stockholder:
Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Corporation that require your immediate attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.
Thank you in advance for your prompt consideration of these matters.
Sincerely,
Blount International, Inc.
. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. .
Proxy — Blount International, Inc.
4909 SE International Way
Portland, Oregon 97222
Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on May 27, 2010
The undersigned, revoking previous proxies, if any, relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated
April 27, 2010 in connection with the Annual Meeting of Stockholders to be held at 10:00 A.M., P.D.T., on Thursday, May 27, 2010, in the Dogwood Room
at Blount International, Inc., 4909 SE International Way, Portland, Oregon, and hereby appoints HOLLY TAFT and CHAD E. PAULSON, or either one of them acting in the absence of the other, the proxies of the undersigned, with power of substitution to each, to represent and vote, as designated on the reverse side, all shares of Common Stock of Blount International, Inc. registered in the name provided herein as of March 29, 2010 that the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders, and at any adjournment thereof, with all powers the undersigned would have if personally present, including without limitation the right to transact such other business as may properly come before the Meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN,
THIS PROXY WILL BE VOTED “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSAL 2.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE.